Exhibit 10.1

INDUSTRIAL LEASE AGREEMENT

Between

LANDLORD:

JEFFREY PERPICH, not individually but as

the Receiver for 2501 W. Davey Road, Woodridge, Illinois

And

TENANT:

ELEVANCE RENEWABLE SCIENCES, INC.

a Delaware corporation

Dated: June 24, 2011

TABLE OF CONTENTS

LEASE AGREEMENT

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	37.	INTENTIONALLY OMITTED	25
	38.	REMOVAL OF FIXTURES	25
	39.	HOLDING OVER	25
	40.	ATTORNEY’S FEES	26
	41.	MORTGAGEE’S RIGHTS	26

H.	LANDLORD ENTRY/RELOCATION/ASSIGNMENT AND SUBLETTING		27

	42.	ENTERING PREMISES	27
	43.	INTENTIONALLY OMITTED	27
	44.	ASSIGNMENT AND SUBLETTING	27

I.	SALE OF BUILDING; LIMITATION OF LIABILITY		29

	45.	SALE	29
	46.	LIMITATION OF LIABILITY	29

J.	BROKERS/CONSTRUCTION/AUTHORITY		29

	47.	BROKER DISCLOSURE	29
	48.	DEFINITIONS	30
	49.	CONSTRUCTION OF THIS AGREEMENT	30
	50.	NO ESTATE IN LAND	30
	51.	PARAGRAPH TITLES; SEVERABILITY	30
	52.	CUMULATIVE RIGHTS	30
	53.	WAIVER OF JURY TRIAL	30
	54.	ENTIRE AGREEMENT	30
	55.	SUBMISSION OF AGREEMENT	30
	56.	AUTHORITY	30
	57.	INTENTIONALLY OMITTED	31

K.	SPECIAL STATE LAW REQUIREMENTS/SPECIAL TENANT STIPULATIONS		31

	58.	OFAC AND ANTI-MONEY LAUNDERING COMPLIANCE CERTIFICATIONS	31
	59.	STATE OR LOCAL LAW PROVISIONS	32
	60.	SPECIAL STIPULATIONS	32

LIST OF EXHIBITS

A	Legal Description of Property
A-1	Plan of Premises
B	Work Letter
C	Substantial Completion/Acceptance Letter
D	Rules and Regulations
E	Form of Letter of Credit
F	Special State or Local Law Provisions
G	Special Stipulations
H	Existing Furniture, Equipment and Fixtures
I	Outside Dock Flammable Storage Area, Warehouse Storage Space, and Gas Storage Pad
J	Reserved Parking Spaces
K	Location of Exterior Building Signage
L	Intentionally Omitted
M	Recapture and Substitute Space
N	Court Order
O	Loading Dock Space
P	Form of SNDA
Q	Intentionally Omitted

BASIC LEASE PROVISIONS

The following sets forth some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control. In addition to the following Basic Lease Provisions, all of the other terms and conditions and sections of the Industrial Lease Agreement hereinafter set forth are hereby incorporated as an integral part of this Summary.

1.	Building (See Section 1):	2501 W. Davey Road Woodridge, Illinois 60440

2.	Rentable Square Feet of Premises:	75,273. Tenant shall be obligated to pay Base Rent based upon 74,703 Rentable Square Feet; provided, however, that Tenant shall be obligated to pay Tenant’s Share of Operating Expenses and Taxes based upon 75,273 Rentable Square Feet (which includes the Warehouse Storage Space described in Section 69 hereof).

	Rentable Square Feet of Building: (See Section 1)	103,241

3.	Term (See Section 2): Target Commencement Date: Target Expiration Date:	144 full calendar months August 1, 2011, subject to Section 2 July 31, 2023, subject to Section 2

4.	Base Rent (See Section 5):

Lease Year	Rate Per Rentable Sq. Ft. of Premises	Annual Base Rent	Monthly Installment
1	$13.25	$989,814.75	$82,484.56
2	$13.58	$1,014,466.74	$84,538.90
3	$13.92	$1,039,865.76	$86,655.48
4	$14.27	$1,066,011.81	$88,834.32
5	$14.63	$1,092,904.89	$91,075.41
6	$14.99	$1,119,797.97	$93,316.50
7	$15.37	$1,148,185.11	$95,682.09
8	$15.75	$1,176,572.25	$98,047.69
9	$16.14	$1,205,706.42	$100,475.54
10	$16.55	$1,236,334.65	$103,027.89
11	$16.96	$1,266,962.88	$105,580.24
12	$17.39	$1,299,085.17	$108,257.10

5.	Rent Payment Address (See Section 5):	c/o Grubb & Ellis Company 500 West Monroe Street Suite 2900 Chicago, Illinois 60661

6.	Use of Premises:	General office, call center, laboratory, research and development, and manufacturing purposes

7.	Tenant’s Share (See Section 7):	72.91%

8.	Security Deposit (See Section 10):	$1,200,000.00

9.	Parking Spaces (See Section 1):	250 minimum, subject to Section 1

10.	Allowance (See Section 17):	$225,819.00 ($3.00 per rentable square foot)

11.	Tenant’s Liability Insurance (See Section 26):	Combined Single Limit $2,000,000.00 Annual Aggregate Limit: $5,000,000.00

12.	Landlord’s Broker (See Section 47):	Grubb & Ellis Company

	Tenant’s Broker (See Section 47):	CBIZ Gibraltar Real Estate Services, LLC

13.	Notice Address (See Section 30):

	Landlord:	Tenant:

	c/o Grubb & Ellis Company 500 West Monroe Street, Suite 2900 Chicago, Illinois 60661 Fax No.: 312-224-4242	Pre-Commencement Date: Elevance Renewable Sciences, Inc. 175 E. Crossroads Parkway, Suite F Bolingbrook, Illinois 60440 Fax No.: 630-633-7295

Post-Commencement Date:

Elevance Renewable Sciences, Inc. 2501 W. Davey Road Woodridge, Illinois 60440

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the date set forth on the first page hereof.

LANDLORD:		TENANT:

JEFFREY PERPICH, not individually but as the Receiver for 2501 W. Davey Road, Woodridge, Illinois		ELEVANCE RENEWABLE SCIENCES, INC., a Delaware corporation

By:	/s/ Jeff Perpich	By:	/s/ K’ Lynne Johnson
Name:	JEFF PERPICH	Name:	K’ Lynne Johnson
Title:	RECEIVER	Title:	CEO

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INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (hereinafter called the “Lease”) is made and entered into as of the date appearing on the first page hereof by and between the Landlord and Tenant identified above.

A.	Premises/Term/Possession

1. Premises. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord the Premises located in the Building identified in the Basic Lease Provisions, situated on the real property described in Exhibit “A” attached hereto (the “Property”), such Premises as all further shown by diagonal lines on the drawing attached hereto as Exhibit “A-l” and made a part hereof by reference. Tenant has inspected the Premises and agrees to accept the same “AS IS,” without representation or warranty on the part of Landlord to perform any improvements therein, except as expressly set forth in Exhibit “B” attached hereto and made a part of hereof. Landlord and Tenant agree that the number of rentable square feet described in Paragraph 2 of the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises.

Tenant shall have the non-exclusive right, in common with the other parties occupying the Property, to use the grounds, sidewalks, parking areas, driveways and alleys of the Property, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant shall be entitled to use up to Tenant’s Share of the total number of unreserved surface parking spaces near the Premises 24 hours per day, 7 days per week, 365 days per year, on a non-exclusive basis; provided that the minimum and maximum number of such spaces to which Tenant shall be entitled shall be two hundred fifty (250). Tenant shall further have the right to use thirty (30) reserved parking spaces located near the main north entrance of the Premises at no additional cost to Tenant as depicted on Exhibit “J” attached hereto; provided that such thirty (30) reserved spaces shall be counted toward the two hundred fifty (250) unreserved surface parking spaces to which Tenant is entitled and provided further that Tenant shall be responsible for the cost of pavement lettering for each reserved space. Notwithstanding the foregoing, Tenant shall not be entitled to use more than one hundred thirty (130) of such spaces (i.e., unreserved and reserved spaces) during the period beginning on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion. Tenant shall not succeed to any of Landlord’s easement rights over and relating to the Property, nor shall Tenant obtain any rights to common areas, as designated by Landlord, other than those rights specifically granted to Tenant in this Lease. Landlord shall have the sole right of control over the use, maintenance, configuration, repair and improvement of the common areas. Landlord may make such reasonable changes to the use or configuration of, or improvements comprising, the common areas as Landlord may elect without liability to Tenant, subject only to Tenant’s vehicular parking rights shown in Item 9 of the Basic Lease Provisions.

2. Lease Term. Tenant shall have and hold the Premises for the term (“Term”) identified in the Basic Lease Provisions commencing on the date (the “Commencement Date”)

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which is the earlier of (i) five (5) days after the date on which Landlord notifies Tenant that the components of the Work identified as the Initial Landlord Work in Schedule 1 of the Work Letter attached hereto (the “Initial Landlord Work”) are substantially complete (or would have been substantially complete but for any delays caused by Tenant, its agents and employees) or (ii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business, and shall terminate at midnight on the last day of the Term (the “Expiration Date”), unless sooner terminated or extended as hereinafter provided; provided, however, that the Commencement Date shall be no earlier than August 1, 2011 and Landlord shall substantially complete the Initial Landlord Work by September 1, 2011. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit “C”, specifying and/or confirming the Commencement Date and the Expiration Date (and the number of rentable square feet contained within the Premises and the amount of Base Rent payable hereunder for each Lease Year (as defined in Section 5 below), if such numbers as finally determined differ from those set forth in the Basic Lease Provisions).

3. Landlord’s Failure to Give Possession. Landlord will use all commercially reasonable efforts to deliver possession of the Premises to Tenant by the Commencement Date of the Term, and if possession is not delivered to Tenant by the Commencement Date of the Term, then the Rent Abatement Period (as defined below) shall be extended for a period equal to the period of any delay in delivering possession.

4. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof, subject to this Lease and any ground lease, mortgage or trust deed now or hereafter encumbering the Building or the Property. Landlord shall not be responsible for the acts or omissions of Tenant, any other tenant, or any third party that may interfere with Tenant’s use and enjoyment of the Premises.

B.	Rent/Payment/Security Deposit.

5. Base Rent. Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions. Notwithstanding anything to the contrary set forth herein, Tenant’s obligations for Base Rent with respect to the Premises shall abate in full, and Tenant shall have no liability therefor, for the period beginning on the Commencement Date and ending on the last day of the fifteenth (15th) full calendar month following the Commencement Date (the “Rent Abatement Period”). The term “Lease Year”, as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first (1st) day of a calendar month, the first Lease Year shall be that partial month plus the first full twelve (12) months thereafter.

6. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on or before the first (1st) day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset of any kind whatsoever, except as may be expressly provided in this Lease. Tenant shall pay, as

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Additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord). In the event that Landlord fails to (i) substantially complete the Work required pursuant to Exhibit “B” or (ii) pay the Allowance to Tenant or the broker’s commission to Tenant’s Broker in accordance with the terms of this Lease, and such failure continues for a period of thirty (30) days following receipt of written notice from Tenant, then Tenant may elect upon written notice to Landlord to complete such Work (in accordance with the terms and provisions of this Lease, including without limitation, Section 21 hereof, except that Tenant shall not be required to obtain Landlord’s prior consent) or pay such amounts, as the case may be, and deduct the same from installments of Rent next coming due.

7. Operating Expenses/Taxes.

(a) Tenant agrees to reimburse Landlord throughout the Term, as “Additional Rent” hereunder, for Tenant’s Share (as defined below) of: (i) the annual Operating Expenses (as defined below) for each calendar year, or portion thereof, during the Term; and (ii) the annual Taxes (as defined below) for each calendar year, or portion thereof, during the Term. The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is the percentage amount set forth in Paragraph 7 of the Basic Lease Provisions. Tenant’s Share of Operating Expenses and Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term.

(b) “Operating Expenses” shall mean all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Building and the Property including, but not limited to: maintenance and repair of the heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utility services attributable to the common areas; Building personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property; fees for required licenses and permits; insurance; a property management fee (not to exceed three percent (3%) of the gross rents of the Property for the calendar year); and the costs, including interest, amortized over the applicable useful life under generally accepted accounting principles of any capital repair, replacement or improvement made to the Building by or on behalf of Landlord which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Building as of the date of this Lease, or of the acquisition and installation of any devise or equipment designed to improve the operating efficiency of any system within the Building which is reasonably intended to reduce Operating Expenses or which is acquired to improve the safety of the Building or the Property (provided that the cost of the Initial Landlord Work shall not be included in Operating Expenses). Operating Expenses do not include: (a) the cost of capital repairs, replacements or improvements, except as provided in the preceding sentence; (b) debt service under mortgages or ground rent under ground leases; (c) costs of restoration to the extent of net insurance proceeds received by Landlord; (d) leasing commissions and tenant improvement costs; (e) litigation expenses relating to disputes with tenants; (f) costs to alter the Building for other tenants in the Building; and (g) Taxes as defined below.

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(c) “Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Building and the Property, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds or abatements received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds or abatements are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located; any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building been the sole taxable income of Landlord for such calendar year; (iv) there shall be excluded from Taxes all income taxes, excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes assessed for a different calendar year.

(d) Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of Operating Expenses and Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles (as modified for industrial buildings in a manner comparable to other similar buildings in the commercial area where the Building is located) and practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts, and Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease terminates), a statement (“Landlord’s Statement”) containing the following: (1) a statement that the books and records covering the operation of the Building have been maintained in accordance with the requirements in this subparagraph (d); (2) the amount of Operating Expenses for such calendar year; and (3) the amount of Taxes for such calendar year. Upon reasonable prior written request given not later than sixty (60) days following the date Landlord’s Statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support such Landlord’s Statement or provide Tenant with the opportunity to review such supporting information. If Tenant does not notify Landlord of any objection to Landlord’s Statement (each a “Landlord Statement Objection”) within ninety (90) days after the later of delivery of Landlord’s Statement or such requested supporting documentation (the “Landlord’s Statement Objection Period”), Tenant shall be deemed to have accepted Landlord’s

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Statement as true and correct and shall be deemed to have waived any right to dispute the Operating Expenses and/or Taxes due pursuant to that Landlord’s Statement. If Tenant does notify Landlord of a Landlord Statement Objection during the Landlord’s Statement Objection Period, Landlord agrees to work with Tenant to resolve any such objections in good faith and in a commercially reasonable manner. Tenant acknowledges that Landlord maintains its records for the Property at Landlord’s main office, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Expenses achieved through the inspection process. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which Tenant shall not disclose to anyone other than the person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees.

(i) Subject to Tenant’s right to make a Landlord Statement Objection, Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, the estimated monthly installment of Tenant’s Share of Operating Expenses and Taxes for the calendar year in question. At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of Operating Expenses and Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount. At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of Operating Expenses and Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

(ii) Subject to Tenant’s right to make a Landlord Statement Objection, for the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Section shall apply, but Tenant’s Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant’s Share for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share for such calendar year is determined, Landlord shall send Landlord’s Statement to Tenant for such year and if such Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year exceeded the actual prorated Tenant’s Share for such calendar year, Landlord shall include a refund for that amount along with the Statement. If Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year were less than the actual prorated Tenant’s Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days after the date of receipt of Landlord’s Statement.

8. Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of five percent (5%) of such past due amount shall be due and payable as Additional Rent hereunder, and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of one-half (0.5%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate = 6%), or the highest rate permitted by applicable law.

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9. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

10. Security Deposit.

(a) Tenant shall deposit with Landlord, within three (3) business days following the execution and delivery of this Lease by Landlord and Tenant, an unconditional irrevocable letter of credit in the initial amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) in favor of Landlord from Fifth Third Bank, N.A. or other bank reasonably approved by Landlord (which bank shall have a Fitch rating of “AA” or better, shall have a branch office located in the Chicago, Illinois metropolitan area, and shall not appear on any “troubled” or “distressed” bank or financial institution list maintained or published by the FDIC, any other governmental entity or agency with jurisdiction over the issuing bank, or any generally-recognized private bank rating entity or company), and substantially in the form of Exhibit “E” attached hereto and made a part hereof (the “Letter of Credit”), which Letter of Credit shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed; provided, so long as Tenant is not then in default hereunder, the Letter of Credit shall be subject to reduction as follows: (i) to the sum of One Million and 00/100 Dollars ($1,000,000.00) beginning in Lease Year 2; (ii) to the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) beginning in Lease Year 4; and (iii) to the sum of Four Hundred Thousand and 00/100 Dollars ($400.000.00) beginning in Lease Year 6, which sum shall remain in effect for the remainder of the Term. If, at any time during the Term hereof, Tenant shall default in any of its obligations hereunder, then in such event Landlord may (but shall not be obligated to) from time to time draw down on the Letter of Credit (without prejudice to any other remedy which Landlord may have on account thereof) in an amount necessary to cure such Tenant default(s), and in such event Tenant shall within five (5) days following Landlord’s demand restore the Letter of Credit to its original amount. If, at any time during the Term hereof (i) Tenant has filed (or there has been filed against Tenant) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law which has not been dismissed or discharged, including, without limitation, a general assignment for the benefit of creditors, (ii) Tenant at any time fails to replenish the Letter of Credit as aforesaid, or (iii) the issuing bank is placed in receivership or similar position by the FDIC or any other governmental entity or agency with jurisdiction over the issuing bank, or otherwise appears on any “troubled” or “distressed” bank or financial institution lists maintained or published by the FDIC, any other governmental entity or agency with jurisdiction over the issuing bank, or any generally-recognized private bank rating entity or company, then, in any such event, Landlord may at once and without any notice whatsoever to Tenant be entitled to draw down on the entire amount of the Letter of Credit then available and apply such resulting sums toward the cure of any default by Tenant under this Lease or toward any damages to which Landlord is entitled to pursuant to

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the terms of this Lease, and retain the resulting balance, if any, as a Cash Security Deposit (as hereinafter defined). Notwithstanding anything to the contrary contained herein, Tenant shall not be permitted to take possession of, or otherwise occupy, the Premises for any purpose unless and until Tenant shall have delivered the Letter of Credit to Landlord.

(b) The Letter of Credit shall provide for an original expiration date not earlier than one (1) year following the Commencement Date and shall be automatically extended without amendment for additional successive one (1) year periods from the original expiration date or any future expiration date thereof, unless sixty (60) days prior to any such expiration date, the issuer thereof sends to Landlord by U.S. certified/registered mail, return receipt requested, or via nationally-recognized commercial overnight delivery service, written advice that the issuer thereof has elected not to consider the Letter of Credit renewed for any such additional one (1) year period. In the event Landlord is so advised that the Letter of Credit will not be renewed, or in the event that the issuing bank is placed in receivership or similar position by the FDIC or any other governmental entity or agency with jurisdiction over the issuing bank or otherwise appears on any “troubled” or “distressed” bank or financial institution lists maintained or published by the FDIC, any other governmental entity or agency with jurisdiction over the issuing bank, or any generally-recognized private bank rating entity or company, Landlord shall so notify Tenant thereof in writing, and Tenant shall obtain a substitute Letter of Credit from a bank approved by Landlord meeting all of the terms and conditions described in Subsection 10(a) hereof (the “Substitute Letter of Credit”), which Substitute Letter of Credit shall be delivered to Landlord no later than thirty (30) days prior to the expiration date of the Letter of Credit then in effect (or within ten (10) days following the date of Landlord’s notice advising Tenant that the issuing bank was placed in receivership or similar position or otherwise appears on any “troubled” or “distressed” bank or financial institution lists, as the case may be). In the event Tenant fails to deliver such Substitute Letter of Credit to Landlord at least thirty (30) days prior to the expiration date of the Letter of Credit then in effect (or within ten (10) days following Landlord’s notice as aforesaid, as the case may be), Landlord shall have the right without further notice to Tenant to immediately draw down on the entire amount of the Letter of Credit then available to Landlord, and in such instance Landlord shall retain such resulting sum as a cash security deposit (the “Cash Security Deposit”). Landlord shall have the right to use the Cash Security Deposit to the same extent that Landlord would be entitled to draw down on the Letter of Credit pursuant to the terms of Subsection 10(a) hereof, and Tenant shall replenish the Cash Security Deposit in the same manner as required for the Letter of Credit. Landlord shall not, unless required by law, keep the Cash Security Deposit separate from its general funds or pay interest thereon to Tenant. No trust relationship is created herein between Landlord and Tenant with respect to the Cash Security Deposit, and the same may be commingled with other funds of Landlord. As between Landlord and Tenant only, all draws under the Letter of Credit (or Cash Security Deposit, as the case may be) and rights of Landlord to apply the proceeds of any such draw or draft shall be subject to the provisions of this Lease.

(c) So long as Tenant is not then in default hereunder, and after Tenant shall have vacated and surrendered the Premises in the manner and in the condition required under this Lease and removed all personal property therefrom, Landlord shall return to Tenant the Letter of Credit or the Cash Security Deposit, as the case may be, within forty-five (45) days following the expiration or earlier termination of this Lease (except to the extent that Landlord has drawn upon or against any of the same in accordance with Landlord’s rights hereunder). Tenant

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acknowledges that Landlord has the right to transfer all or any part of its interest in the Property or this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall have the right to transfer such Letter of Credit or the Cash Security Deposit, as the case may be, to the transferee. Upon delivery by Landlord to any such transferee the Letter of Credit or the Cash Security Deposit, as the case may be, or any remaining balance thereof, Landlord shall thereby be released by Tenant from all liability or obligations for the return of such Letter of Credit or the Cash Security Deposit, as the case may be, and Tenant agrees to look solely to such transferee for the return of such Letter of Credit or the Cash Security Deposit, as the case may be.

C.	Use/Laws/Rules.

11. Use of Premises/Environmental Matters.

(a) Use. Tenant shall use and occupy the Premises solely for the purpose set forth in the Basic Lease Provisions and for no other purpose and in compliance with all Laws (as defined in Section 12 below). The Premises shall not be used for any illegal purpose, nor in violation of any valid law, ordinance or regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the quality of the Building. Tenant acknowledges that Landlord has made no representations or warranties with respect to the suitability of the Premises for Tenant’s proposed use.

(b) Environmental Matters.

(1) For purposes of this Lease:

“Contamination” means the presence of or release, spillage, leakage, migration, disposal, burial, or placement of Hazardous Substances (as hereinafter defined) upon, within, below, or into any surface water, ground water, land surface, subsurface soil or strata, building, or improvement at any portion of the Premises, the Building, the common areas or the Property, in such a manner as would give rise to an investigatory, corrective or remedial obligation or liability (contingent or otherwise) arising under Environmental Laws (as hereinafter defined).

“Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes relating to protection of human health from exposure to Hazardous Substances or the pollution or protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface soil or strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.) (v) the

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Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.) (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§5101 et seq.) (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) – (viii) of this subparagraph; (x) any amendments to the statutes, laws or ordinances listed in parts (i) – (ix) of this subparagraph, regardless of whether in existence on the date hereof; (xi) any rules, regulations, directives, orders or other legally binding provisions adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) – (x) of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, directive, order or other legally binding provisions in effect now or in the future relating to pollution or protection of the environment or protection of human health from exposure to Hazardous Substances.

“Hazardous Substances” means any chemical, waste, by-product, pollutant, contaminant, compound, product, or substance defined as or deemed to be hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, (i) “hazardous wastes”, as defined under RCRA, (ii) “hazardous substances”, as defined under CERCLA, (iii) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbon, including any additives or other by-products or constituents associated therewith, (iv) pesticides and other agricultural chemicals, (v) asbestos and asbestos containing materials in any form, (vi) polychlorinated biphenyls, (vii) radioactive materials and radon, and (viii) urea formaldehyde foam insulation.

(2) Tenant covenants that its activities, and the activities of any entity affiliated with Tenant (“Tenant’s Affiliates”), on the Premises and in the Building and on the Property, during the Term will be conducted in compliance in all material respects with Environmental Laws. With respect to the Premises, Tenant represents and warrants to Landlord that Tenant is currently in compliance in all material respects with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged material violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Premises (“Environmental Permits”) and shall make all notifications and registrations required for purposes of compliance, in all material respects, with applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times (subject to Landlord’s express obligations under this Lease) comply in all material respects with the terms and conditions of all such Environmental Permits notifications and registrations and with any other applicable Environmental Laws. Landlord, at Landlord’s sole cost and expense (but subject to inclusion in Operating Expenses), shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for the operation of the common areas of the Building and shall make all notifications and registrations required for purposes of compliance, in all material respects, with applicable Environmental Laws.

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(3) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, on the Building, or the Property except for Hazardous Substances which are consistent with permitted uses of the Premises under this Lease and which are stored and used in compliance, in all material respects, with applicable Environmental Laws. Landlord shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, on the Building, or the Property during the Term except for Hazardous Substances which are brought upon, kept or used in the Building or on the Property by other tenants of Landlord and which are consistent with the uses permitted under the leases of such tenants and which are stored and used in compliance, in all material respects, with applicable Environmental Laws. Tenant shall have no responsibility or liability with respect to any (a) Hazardous Substances associated with or arising from operations or activities of other tenants of Landlord in the Building or on the Property; or (b) Contamination at or affecting the Property or the Building occurring or in existence prior to the Commencement Date not caused or created by Tenant.

(4) Neither Tenant nor Landlord shall, under any circumstances whatsoever cause or permit any Contamination by Tenant or Tenant’s Affiliates or Landlord or any entity affiliated with Landlord (“Landlord’s Affiliates”), respectively, during the Term. To the extent such Contamination by Tenant (or Landlord) during the Term shall occur, Tenant (or Landlord) shall promptly at its expense (i) contain and control, investigate, and clean up, remove, or remedy such Contamination to the minimum extent required by, and take any and all other actions required under, applicable Environmental Laws, (ii) restore the Premises, the Building and the Property to the condition existing prior to the Contamination, and (iii) notify and keep Landlord (or Tenant) reasonably informed of such containment, control, investigation, cleanup, removal, remediation and restoration activities. All such activities shall be conducted by Tenant or Tenant’s Affiliates or Landlord or Landlord’s Affiliates, respectively, in accordance with any and all Environmental Laws and other applicable federal, state and local laws and regulations. Landlord shall have the right, but not the obligation, after providing Tenant with notice and a reasonable opportunity to cure, to enter onto the Premises or to take such other actions as Landlord deems necessary or advisable so to contain, control, investigate, clean up, remove, remediate, restore, resolve or minimize the impact of, or otherwise deal with, any such Contamination caused by Tenant during the Term, to the extent required under Environmental Laws. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand.

(5) Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) any activity on the Premises which would cause the Premises, the Building, or the Property to become subject to any lien imposed under or as a result of any Environmental Law, (iii) the discharge of Hazardous Substances into the storm sewer system serving the Property so as would result in a violation, in any material respect, of Environmental Laws, or (iv) the installation of any underground tank and associated underground piping, oil/water separator, or sump pump on or under the Premises.

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(6) Tenant hereby acknowledges and agrees that Landlord is the Receiver for the Property appointed by the Circuit Court of the Twelfth Judicial Circuit of Will County, Illinois in Case No. 11 CH 0694 and has no personal or other knowledge with respect to the environmental state of the Building and the Property, except as expressly set forth in that certain Phase I Environmental Site Assessment dated February 1, 2011 prepared by EBI Consulting (EBI Project No. 11110233) (the “EBI Phase I Environmental Site Assessment”). Landlord has provided to Tenant, and Tenant has reviewed, the EBI Phase I Environmental Site Assessment. Landlord shall cause EBI Consulting to issue a written authorization, reasonably satisfactory to Tenant, for Tenant to legally rely on the EBI Phase I Environmental Site Assessment (such authorization the “Reliance Letter”) and shall deliver the Reliance Letter to Tenant on or prior to the Commencement Date.

(7) Landlord shall also have the right prior to the expiration of the Term of this Lease to require Tenant by written request to cause a qualified environmental consultant to perform and prepare, at Tenant’s sole cost and expense, a Phase I Environmental Site Assessment of the Premises satisfactory to Landlord in its reasonable discretion. Should Tenant fail to undertake and seek diligently to perform said Phase I Environmental Site Assessment within thirty (30) days of receiving the Landlord’s written request, Landlord shall have the right, but not the obligation, to retain a qualified environmental consultant to perform such Phase I Environmental Site Assessment. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Tenant upon demand.

(8) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord as a result of, and to the extent of, Hazardous Substances located at, on, under, or migrating from or onto the Premises, the Building, or the Property as a result of the actions of Tenant or Tenant’s Affiliates during the Term of this Lease or by reason of Tenant’s breach of any of the provisions of this Paragraph 11(b). Such expenses, losses and liabilities shall include, without limitation, any and all expenses that Landlord may incur (i) to bring the Premises, the Building, or the Property into compliance with any Environmental Laws, (ii) in studying, removing, disposing or otherwise mitigating any Hazardous Substances and Contamination caused by Tenant at, on, under, or from the Premises, the Building, or the Property, (iii) with respect to fines, penalties or other sanctions assessed upon Landlord resulting from Contamination caused by Tenant at, on, or under or from the Premises, the Building, or the Property, and (iv) with respect to legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

(9) Landlord shall and hereby does indemnify Tenant and hold Tenant harmless from and against any and all expense, loss, and liability suffered by Tenant as a result of, and to the extent of, Hazardous Substances located at, on, under, or migrating from or onto the Premises, the Building, or the Property as a result of the actions of Landlord or Landlord’s Affiliates during the Term of this Lease or by reason of Landlord’s breach of any of the provisions of this Paragraph 11(b). Such expenses, losses

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and liabilities shall include, without limitation, any and all expenses that Tenant may incur (i) to bring the Premises, the Building, or the Property into compliance with any Environmental Laws, (ii) in studying, removing, disposing or otherwise mitigating any Hazardous Substances and Contamination caused by Landlord at, on, under, or from the Premises, the Building, or the Property, (iii) with respect to fines, penalties or other sanctions assessed upon Tenant resulting from Contamination caused by Landlord at, on, or under or from the Premises, the Building, or the Property, and (iv) with respect to legal and professional fees and costs incurred by Tenant in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

(10) Except as provided in Section 13 (Waste Disposal), this Paragraph 11(b) shall be the sole and exclusive representations, warranties, covenants and indemnities of Tenant and Landlord with respect to environmental, health and safety matters, including any relating to Environmental Laws or Hazardous Substances.

12. Compliance with Laws. Tenant and Landlord shall operate the Premises and Building respectively in compliance with all applicable federal, state, and municipal laws, ordinances codes, rules and regulations (including, without limitation, the Americans with Disabilities Act) (collectively, “Laws”) and shall not knowingly, directly or indirectly, make any use of the Premises or Building which is prohibited by any such Laws.

13. Waste Disposal.

(a) All normal garbage, trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of at Tenant’s sole cost and expense through a janitorial service.

(b) Tenant shall be responsible for the removal and disposal of any waste present at the Premises, the Building or the Property by the Tenant or any Tenant Affiliate and deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable Laws. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this subparagraph (b).

14. Rules and Regulations. The rules and regulations in regard to the Building and the Property, a copy of which is attached hereto as Exhibit “D”, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant, for the government and management of the Building and the Property, are hereby made a part of this Lease and shall during the Term be observed and performed by Tenant, its agents, employees and invitees.

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D.	Utilities/Signage/Tenant Buildout.

15. Utilities. Tenant shall be responsible for obtaining, and contracting directly with the applicable utility provider for all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Building (“Utilities”) and will promptly pay, directly to the appropriate supplier, all costs of such Utilities (together with all installation or connection charges or deposits, “Utility Costs”) incurred during the Term. Landlord shall credit Tenant on a monthly basis an amount equal to $2,857.45 (which amount shall be adjusted downward accordingly upon the occupancy by other tenants in the Building) until the remaining portion of the Building is occupied by other tenants. If any services or utilities are jointly metered with other premises, Landlord will make a reasonable determination of Tenant’s proportionate share of such Utility Costs and Tenant will pay such share to Landlord. Landlord reserves the right to install a separate utility meter for the Premises during the Term at Landlord’s cost.

16. Signs. Tenant, at Tenant’s sole cost and expense (except as expressly set forth below) shall have the right to place and maintain (i) signage on the existing monument for the Building and (ii) one (1) exclusive exterior Building sign to be located on the area designated “Option 1” or the area designated “Option 2” as depicted on Exhibit K attached hereto. The location, size, color, design and illumination of all such signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably conditioned, delayed or withheld. All such signage shall comply with all applicable Laws now or hereafter in effect (including, without limitation, all zoning and building codes of the Village of Woodridge, Illinois). Landlord’s approval of the signage shall not impose upon Landlord or its agent or representatives any obligation with respect to the design of the signage or with respect to the compliance of the signage with applicable Laws, it being expressly understood that the obligation with respect to the design of the signage and its compliance with applicable Laws, is solely that of Tenant. Tenant shall pay all costs of installing, maintaining, illuminating, insuring and removing all of Tenant’s signage, and shall pay all costs of repairing any damage to any building or monuments or caused by Tenant’s installation, maintenance, replacement, use or removal of the signage. Upon the expiration or earlier termination of the Lease or Tenant’s right to maintain such signage, Tenant shall promptly upon Landlord’s written request remove all such signage and repair and reasonably restore the space where such signage was located to the same or better condition that existed prior to Tenant’s installation of such signage, ordinary wear and tear and damage from fire or other casualty not the fault of Tenant excepted. If Tenant fails to so remove such signage or repair and restore the space where such signage was located within thirty (30) days following Landlord’s written request, Tenant hereby authorizes Landlord to so remove and dispose of such signage, and to make any and all reasonable repairs and restoration necessitated by such removal, and Tenant shall pay Landlord’s charges for doing so within ten (10) days following Landlord’s invoice therefor. All rights granted to Tenant under this Section 16 are personal to Elevance Renewable Sciences, Inc. (and any party resulting from a transfer permitted under Section 44 below, provided such party is occupying 50% or more of the Building and provided further that such party’s signage shall be in lieu of that of Elevance Renewable Sciences, Inc.), and may not be assigned, conveyed or otherwise transferred to any other party and shall be subject to the necessary approvals of the Village.

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Notwithstanding the foregoing, Landlord shall have the right to (y) offer exterior Building signage to one (1) future tenant of the Building near the secondary south Building entrance (and, if the Building is expanded, the right to offer additional exterior Building signage to future tenants of the Building) and (z) offer signage on the Building monument to two (2) future tenants of the Building (and, if the Building is expanded, the right to offer additional monument signage to future tenants of the Building); provided, however, Tenant’s sign will be located at the top of the existing or any future monument. Landlord shall further have the right at Landlord’s sole cost and expense to remove the existing monument and replace it with a larger monument should a larger monument be required in Landlord’s sole discretion.

Except as expressly provided in this Section 16, Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the outside walls, common areas or the roof of the Building (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion).

17. Allowance and Tenant Finishes.

(a) Landlord will provide to Tenant an allowance (“Allowance”) per rentable square foot contained within the Premises as set forth in Paragraph 10 of the Basic Lease Provisions to be applied to the costs incurred by Tenant in connection with moving, furniture, furniture retrofit, equipment, or construction build-out. Tenant shall request disbursement of the Allowance by delivery of written notice to Landlord no later than February 28, 2012, identifying the purposes for which the Allowance is to be used, and the parties to whom the Allowance is to be paid, and such notice shall be accompanied by invoices and final lien waivers from all parties who provided any work in or services to the Premises, in which case Landlord shall remit such disbursement to Tenant within thirty (30) days of such request. In the event Tenant has not used, submitted payment request for or otherwise applied the entire or any then-remaining balance of the Allowance by February 28, 2012, such amount shall be credited against Rent payable by Tenant. The Allowance is personal to Elevance Renewal Sciences, Inc. and may not be exercised by or for the benefit of any assignee or subtenant. It shall be a condition to the application of the Allowance that Tenant not be in default under any of the terms or provisions of this Lease at any time the Allowance is requested.

(b) The Work Letter attached hereto as Exhibit “B” and executed by Landlord and Tenant, is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

18. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord’s control (a “force majeure event”) which results in the Landlord being unable to timely perform its obligations hereunder to repair the Premises, provide services, or complete Work (as provided in Exhibit “B”), so long as Landlord diligently proceeds to perform such obligations after the end of such force majeure event, Landlord shall not be in breach hereunder, this Lease shall not terminate, and Tenant’s obligation to pay any Base Rent, Additional Rent, or any other charges and sums due and payable shall not be excused.

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E.	Repairs/Alterations/Casualty/Condemnation.

19. Repairs By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Section 23 and 24 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls, roof, common areas, foundation, structural portions and the Building’s mechanical, life safety, electrical, plumbing and HVAC systems, provided such repairs are not caused by Tenant, Tenant’s invitees or anyone in the employ or control of Tenant.

20. Repairs By Tenant. Except as described in Section 19 above, Tenant shall, except for ordinary wear and tear, at its own cost and expense, maintain the Premises (including, but not limited to, any supplemental heating or cooling equipment, piping or other equipment, generators or compressors, back-up electric components, fiber optic lines, bulk liquid nitrogen tanks, glycol chilling systems, foam suppression systems, dry chemical systems, and life safety systems specific solely to Tenant’s use of the Premises, irrespective of whether any of such equipment is located within or outside of the Premises) in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. If future demising by Landlord precludes Tenant from accessing any such equipment, then Landlord shall maintain such equipment and shall promptly be reimbursed for the costs thereof by Tenant upon written notice. Furthermore, Tenant shall have the right, upon thirty (30) days’ prior written notice to Landlord and prior approval by Landlord (which shall not be unreasonably conditioned, withheld, or delayed), to relocate, within thirty (30) days after approval by Landlord, any such equipment to the Premises, at Tenant’s sole cost and expense, prior to the occupancy of such other tenant of the Building. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Premises or Building or Property caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable written notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

21. Alterations and Improvements. Except for alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $35,000 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord’s written consent for such alterations or additions, which consent may be granted or withheld in Landlord’s sole but reasonable discretion. Upon Landlord’s request, Tenant shall deliver to Landlord plans and specifications for any proposed alterations, additions or improvements requiring Landlord consent and shall reimburse Landlord for Landlord’s reasonable cost to

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review such plans up to an amount of $1,000. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date (provided Landlord notified Tenant at the time of Landlord’s consent to any such alterations, additions or improvements that Landlord would require the removal thereof). All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements shall be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants, if any, and Tenant must maintain adequate liability and builder’s risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals hereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord’s contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord (which approval shall not be unreasonably conditioned, delayed or withheld). Landlord agrees to assign to Tenant any rights Landlord may have against the contractor of the Premises with respect to any work performed by such contractor in connection with improvements made by Landlord at the request of Tenant.

22. Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises. Tenant shall discharge of record by payment, bonding or otherwise any lien filed against the Premises, the Building or the Property on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises immediately upon the filing of any claim of lien; provided, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall first give to Landlord a bond, title endorsement, other security reasonably acceptable to Landlord or an amount equal to one hundred twenty percent (120%) of the amount of the lien or claimed lien which, together with interest earned thereon, shall be held by Landlord as security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises, the Building or the Property by reason of non-payment thereof. The amount so deposited with Landlord shall be held by Landlord in an account established at a federally insured banking institution until satisfactory removal of said lien or claim of lien. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied. Should Tenant fail to diligently contest and pursue such lien contest, Landlord may, at its option, use the sums so deposited to discharge any such lien. Upon the removal of such lien or encumbrance Landlord shall pay all such sums remaining on deposit, if any, to Tenant; provided that if such sums were not sufficient to discharge any such lien, then Tenant shall pay the amount of such deficiency to Landlord promptly upon written demand therefor.

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23. Destruction or Damage.

(a) If (i) the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, (ii) the Building or the Premises are damaged to the extent that the damage cannot be restored within three hundred sixty five (365) days of the date Landlord provides Tenant written notice of Landlord’s reasonable estimate of the time necessary to restore the damage, or (iii) the damage is not covered by the property insurance required to be carried by Landlord pursuant to Paragraph 26(d) hereof, Landlord shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice (“Landlord’s Termination Notice”) delivered to Tenant on or before thirty (30) days following Landlord’s Insurance Notice (as hereinafter defined) and Rent shall be accounted for as between Landlord and Tenant as of the date of said casualty; provided, however, if Landlord terminates this Lease pursuant to clause (iii) of this Paragraph 23(a), then Tenant at its option, by written notice to Landlord on or before thirty (30) days following Landlord’s Termination Notice, may pay the deficiency between the amount of insurance proceeds received by Landlord, if any, and the amount required to restore the Building and/or the Premises, as the case may be, to substantially the same condition as before such damage occurred, but specifically excluding the amount required to repair or restore those items which Tenant is obligated to insure under Section 26 of this Lease, which items remain Tenant’s obligation to repair or restore; in which event Landlord shall use such payment for restoration of the Building and/or the Premises, as the case may be, to substantially the same condition as before such damage occurred, specifically excluding the repair and restoration which are Tenant’s obligation as set forth above. Landlord shall provide Tenant with written notice no later than sixty (60) days following the date of such damage of the estimated time needed to restore, whether the loss is covered by Landlord’s insurance coverage (“Landlord’s Insurance Notice”). LANDLORD SHALL OBTAIN AN AGREEMENT FROM ITS LENDER OR ANY OTHER PARTY ENTITLED TO LANDLORD’S PROPERTY INSURANCE PROCEEDS THAT THE TERMS AND CONDITIONS OF THIS SECTION SHALL GOVERN AND BE BINDING ON LENDER (OR ANY OTHER PARTY ENTITLED TO LANDLORD’S PROPERTY INSURANCE PROCEEDS) IN THE EVENT OF A CASUALTY.

(b) If the Premises are damaged by any such casualty or casualties but Landlord is not entitled to or does not terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing no later than sixty (60) days after the date of such damage that such damage will be restored (and will include Landlord’s good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable for the period of such untenantability, and Landlord shall promptly commence to diligently restore the Premises to substantially the same condition as before such damage occurred as soon as practicable, whereupon full Rent shall recommence; provided, however, if the Premises is not restored by Landlord to substantially the same condition as before such damage occurred within five hundred forty (540) days after the date of such damage, then Tenant shall have the right to terminate this Lease as of the date of such damage by giving written notice to Landlord within the thirty (30) day period after said five hundred forty (540) day period, but prior to substantial completion of repair or restoration.

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(c) If such damage occurs within the last twelve (12) months of the Term, either party shall have the right, upon delivery of written notice to the other party within thirty (30) days following such damage, to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the intentional act of Tenant, its agents, servants, employees or invitees.

(d) Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, or Tenant’s right to terminate as above set forth in this Section 23, shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. If prior to any such election to terminate Tenant has elected to extend the Term pursuant to the provisions of this Lease and such election may not then according to its terms be rescinded or terminated, then for purposes of this Section 23 the Term shall be deemed to expire on such extended date.

24. Eminent Domain. If the whole of the Building or Premises or the Property, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of such events, this Lease shall terminate and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of such date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if this Lease has not terminated, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord, provided however that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses so long as such action does not reduce the award to which Landlord is entitled.

25. Damage or Theft of Personal Property. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth in Section 26 below).

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F.	Insurance/Indemnities/Waiver/Estoppel.

26. Insurance; Waivers.

(a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of the Tenant in or about the Premises against claims for bodily injury, property damage and product liability and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $2,000,000 each occurrence for bodily injury and property damage, $2,000,000 for products/completed operations aggregate, $2,000,000 for personal injury, and to have general aggregate limits of not less than $5,000,000 and Umbrella Liability Insurance in an amount not less than $8,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

(ii) Insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 21, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 23 of this Lease.

(iii) Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits of $500,000.00.

(iv) Tenant, at Tenant’s election, may carry and maintain Pollution Insurance with a minimum limit of $1,000,000, and if Tenant elects to carry and maintain such insurance, then the minimum limit for Tenant’s Umbrella Liability Insurance described in Paragraph 26(a)(i) above shall be $5,000,000 for each policy year.

(v) Notwithstanding anything herein to the contrary, it is acknowledged and agreed that Landlord has advised (but has not required) Tenant to obtain Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises issued on an “all risks” basis (or its equivalent). Any failure or refusal of Tenant to obtain such insurance shall be at Tenant’s sole risk and expense, and in no event shall Landlord have any liability or responsibility whatsoever for, nor shall Rent payable hereunder abate in connection with, matters or occurrences which would or should have been covered under such insurance had Tenant obtained and/or maintained the same (it being specifically acknowledged and agreed that Landlord does not maintain any such Business Interruption Insurance for the benefit of Tenant hereunder or in connection herewith).

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(b) All policies of the insurance provided for in Section 26(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-VIII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. On or prior to the earlier of the Commencement Date or the date that Tenant enters the Premises for the purpose of conducting Tenant’s work pursuant to Section 3 of the Work Letter, a certificate of all insurance policies required under this Lease shall be delivered to each of Landlord and any such other parties in interest (and a certified copy of all insurance policies required under this Lease shall be delivered to each of Landlord and any such other parties in interest within thirty (30) days after the Commencement Date). Thereafter, within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate, renewal or additional policies shall be likewise delivered to Landlord and any such other parties in interest. Each and every such policy:

(i) shall name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord), except with respect to the insurance described in Section 26(a)(iii) above;

(ii) Intentionally omitted;

(iii) Intentionally omitted; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any insurance provided for in Section 26(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

(iii) the requirements set forth in this Section 26 are otherwise satisfied.

(d) During the Term hereof, Landlord shall in a manner comparable to other comparable office/research and development/industrial buildings in the market where the Building is located keep in effect, subject to inclusion in Operating Expenses of the cost thereof (i) commercial property insurance on the Building, its fixtures and equipment, and rent loss insurance for a period and amount of not less than one (1) year of rent (such commercial property insurance policy shall, at a minimum, cover the perils insured under the ISO special

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causes of loss form which provides “all risk” coverage, and include 100% replacement cost coverage), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and Property. Tenant may, upon written notice to Landlord (the “Additional Insurance Notice”), require Landlord to maintain earthquake, flood, terrorism, and/or named storm insurance during the Term hereof (in which case such insurance shall become effective upon Tenant’s receipt of written notice from Landlord to be provided within thirty (30) days after Landlord’s receipt of the Additional Insurance Notice), provided that Tenant shall directly reimburse Landlord for the cost of such insurance promptly upon Landlord’s written demand therefor.

(e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described in Section 26(a)(ii) and Section 26(d)(i) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable “all risks” fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described in Section 26(a)(ii) and Section 26(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.

(f) Tenant shall give to Landlord and such other parties in interest at least thirty (30) days notice in writing (and ten days in the case of non-payment) in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance.

27. Indemnities. Tenant does hereby indemnify and save harmless Landlord from and against all claims for damages to persons or property which are caused anywhere in the Premises, the Building or on the Property by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damage to persons or property caused by the negligence or willful misconduct of Landlord, its agents or employees which occur on the Property or common areas of the Building unless such damage is caused by the negligence or willful misconduct of Tenant, its agents or employees. The indemnities set forth hereinabove shall include the application to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney’s fees. The indemnities contained herein do not override the waivers contained in Section 26(e) above. This paragraph shall not apply to environmental, health and safety matters, which are the subject of Paragraphs 11(b) and 13 above.

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28. Acceptance and Waiver. Except as expressly provided in Paragraphs 11(b) and 13 above or to the extent caused by the negligence or willful misconduct of Landlord, its agents and employees (but subject to the insurance provisions in Section 26 above), Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporation, its officers, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury.

29. Estoppel. The parties shall, from time to time, upon not less than ten (10) days prior written request by the other party, execute, acknowledge and deliver to the requesting party a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that the other party is not in default hereunder and whether the other party has any offsets or defenses against the requesting party under this Lease, and whether or not to the best of the other party’s knowledge the requesting party is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of the requesting party’s interest or by a mortgagee of the requesting party’s interest or assignee of any security deed upon the requesting party’s interest in the Premises.

G.	Default/Remedies/Surrender/Holding Over.

30. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth in Paragraph 13 of the Basic Lease Provisions. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail. Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 30. The initial notice addresses for each party are set forth in the Basic Lease Provisions.

31. Intentionally Omitted.

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32. Default.

The following shall constitute events of default under this Lease:

(a) If Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within ten (10) days after written notice of such default is given to Tenant by Landlord;

(b) if Tenant shall fail to perform any of the terms, conditions or provisions of this Lease (other than the provisions requiring the payment of Rent), and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within one hundred twenty (120) days after such initial notice;

(c) if Tenant is adjudicated a bankrupt;

(d) if a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after appointment thereof;

(e) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred;

(f) if Tenant’s effects should be levied upon or attached and such levy or attachment is not satisfied or dissolved within thirty (30) days after such levy or attachment; or

(g) if Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after such death to an assignee approved by Landlord.

In any of such events, Landlord, at its sole option, may exercise any or all of the remedies set forth in Section 33 below.

33. Landlord’s Remedies. Upon the occurrence of any default set forth in Section 32 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

(a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without being liable for prosecution or any claim of damages therefor;

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(b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including without limitation, the then present value (discounted at a rate equal to the then issued treasury bill having a maturity approximately equal to the remaining Term of this Lease had such default not occurred) of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Term as originally scheduled hereunder, minus (ii) the aggregate reasonable rental value of the Premises for the same period (as determined by a real estate broker selected by Landlord who is licensed in the state where the Building is located, who has at least ten (10) years experience immediately prior to the date in question in evaluating industrial space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of reletting for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation), plus (iii) the costs of recovering the Premises, and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorneys’ fees, plus (iv) the unpaid Rent earned as of the date of termination, plus interest, all of which sum shall be immediately due and payable by Tenant to Landlord;

(c) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or any portion thereof, as agent of Tenant, upon any terms and conditions as Landlord may deem necessary or desirable (Landlord shall have no obligation to attempt to re-let the Premises or any part thereof except to the extent required by applicable law). Upon any such re-letting, all rentals received by Landlord from such re-letting shall be applied first to the costs incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the Term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder;

(d) allow the Premises to remain unoccupied (so long as Landlord satisfies any duty established by applicable law to mitigate its damages) and collect Rent from Tenant as it becomes due; or

(e) pursue such other remedies as are available at law or in equity.

34. Service of Notice Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

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35. Advertising. Landlord may advertise the Premises as being “For Rent” at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may exhibit the Premises to prospective tenants upon prior reasonable notice to Tenant. From and after the Commencement Date, Landlord may exhibit the Recapture Space defined in Section 71(b) below to prospective tenants at any time upon twenty-four (24) hours notice to Tenant.

36. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in broom clean condition and in the same condition as on the Commencement Date hereof, normal wear and tear, casualty and condemnation only excepted, and Tenant shall remove all of its personalty therefrom and shall, if directed to do so by Landlord, remove all improvements and restore the Premises to its original condition as of the Commencement Date, only including any improvements made after the Commencement Date for which Landlord notified Tenant were required to be removed prior to the construction of such improvements. Notwithstanding the foregoing, Tenant shall not be obligated to remove the improvements constructed by Tenant set forth on Schedule 2 to the Work Letter attached hereto. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

37. Intentionally Omitted.

38. Removal of Fixtures. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant promptly repairs all damages to the Premises caused by such removal.

39. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord’s written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be equal to 125% of the monthly Base Rent and Tenant’s Share of Operating Expenses and Taxes payable hereunder upon such expiration of the Term hereof, or of any renewal term, which monthly rental shall increase to 150% of such monthly Base Rent and Tenant’s Share of Operating Expenses and Taxes if such holding over continues more than thirty (30) days. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord’s written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

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40. Attorney’s Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding.

41. Mortgagee’s Rights.

(a) Subject to the terms of a Subordination, Non-Disturbance and Attornment Agreement executed and delivered in accordance with Section 41(c) below, Tenant agrees that this Lease shall be subject and subordinate to (i) any mortgage, deed of trust or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed of trust or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) any assignment of Landlord’s interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents in forms agreeable to Tenant which the counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of the Lease to the Security Documents.

(b) Notwithstanding anything to the contrary set forth in this Section 41, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

(c) Concurrently with the execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit “P” (the “SNDA”), executed by the current holder of the mortgage encumbering the Building. Concurrently with any subsequent mortgage encumbering the Building throughout the Term of this Lease, Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form commercially reasonably acceptable to Tenant and the holder of any mortgage encumbering the Building, executed by such mortgagee.

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H.	Landlord Entry/Relocation/Assignment and Subletting.

42. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord’s entry shall not unreasonably interrupt Tenant’s business operations and that prior notice of at least 48 hours is given (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 19 above (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof; (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the ceilings in the Premises and elsewhere in the Building; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the reasonable prosecution of any such work. Unless any work would unreasonably interfere with Tenant’s use of the Premises if performed during business hours, all such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

43. Intentionally Omitted.

44. Assignment and Subletting. Tenant may not, without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Without limitation, and notwithstanding any provisions of this Section 44 to the contrary, it shall be deemed reasonable for Landlord to withhold its consent to a proposed assignment or sublease hereunder if: (i) the transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property; (ii) the transferee intends to use the Premises or any portion thereof for purposes which are not permitted under this Lease; (iii) the transferee is a governmental entity (or any agency or instrumentality thereof); (iv) the proposed transferee or any affiliate thereof is an occupant of the Property; (v) the proposed transferee is not financially able to perform the obligations to be assumed by such transferee in connection with the proposed assignment or sublease; (vi) the transfer involves a partial or collateral assignment, or a mortgage, pledge, hypothecation, or other encumbrance or lien on this Lease, or a transfer by operation of law; (vii) the proposed assignment or sublease would cause Landlord to be in violation of any Laws or any other lease, mortgage, or agreement to which Landlord is a party, would give a tenant of the Property a right to cancel its lease, or would create adverse tax consequences for Landlord; (viii) Tenant has committed and failed to cure a default under this

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Lease; or (ix) the proposed transferee, or the proposed use or operation in the Premises by such transferee, may or will cause the Building, or any part thereof, not to conform with the environmental provisions set forth in Paragraph 11(b) of this Lease.

Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the event of any default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. If Tenant desires to assign or sublease, Tenant shall provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to permit Landlord to evaluate the proposed transaction. Landlord shall notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Landlord consents to the requested assignment or sublease. If Landlord fails to respond within such twenty (20) day period, Landlord will be deemed not to have consented to the assignment or sublease. If Landlord does consent to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay 50% of such excess to Landlord as and when the monthly payments are received by Tenant. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall remain fully liable thereunder. Any subtenant or subtenants or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord all reasonable out-of-pocket costs incurred by Landlord (including fees paid to consultants (as may be required) and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant up to an amount of $5,000.00.

Notwithstanding the foregoing, Tenant may, without Landlord’s consent, assign this Lease or sublet all or any portion of the Premises to an Affiliate (as defined below), or to any entity with whom Tenant merges or consolidates or engages in any reorganization, or to any entity succeeding to all or a substantial portion of the business and assets of Tenant or of any business unit of Tenant, provided that such Affiliate or successor entity has a net worth equal to or greater than Tenant’s net worth as of the date of this Lease (a “Permitted Transfer”). Landlord shall be notified of such sublease or assignment and be given a duplicate original of such sublease or assignment prior to such Permitted Transfer. As used in this Section 44, the term “Affiliate” means any corporation, partnership or other business entity which controls, is controlled by or is under common control with the party in question. For the purpose hereof, the words “control”, “controlled by” and “under common control with” shall mean, with respect to any corporation, partnership or other business entity, (a) the ownership of fifty percent (50%) or more of the voting interests, or (b) the ownership of at least twenty percent (20%) of the voting interests and the possession of the power to direct or cause the direction of the management and policy of such corporation, partnership or other business entity by reason of the ownership of such voting interests or by virtue of voting trusts or other contractual arrangements.

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Notwithstanding the foregoing, Tenant may, without Landlord’s consent, sublet portions of the Premises to, or permit the use of portions of the Premises by, any party, provided (i) no construction will be performed on the Premises related to such sublet or use, (ii) any such party shall not office more than 10 employees at the Premises, (iii) such portions of the Premises shall not exceed 2,500 rentable square feet, and (iv) such party’s occupancy shall be subject to all of the terms and provisions of this Lease, including without limitation, Tenant’s obligation to pay 50% of excess rent to Landlord under this Section 44, as applicable.

I.	Sale of Building; Limitation of Liability.

45. Sale. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building and/or the Property, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

46. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building and the Property, as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

J.	Brokers/Construction/Authority.

47. Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Building is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Building is located, has acted as agent for Tenant in this transaction and is to be paid a commission solely by Landlord pursuant to a separate agreement, which agreement provides a commission to Tenant’s Broker equal to $1.00 per Rentable Square Foot of the Premises per year of the Lease Term. No commission shall be payable on any Rent Abatement Period nor on any space occupied by Tenant for which Landlord is not charging rent. Said commission shall be paid to Tenant’s Broker solely by Landlord no later than thirty (30) days following the execution and delivery of this Lease by Landlord and Tenant provided that Tenant has delivered the Letter of Credit to Landlord. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. Tenant will cause Tenant’s broker to execute a customary lien waiver, adequate under applicable law, to extinguish any lien claims such broker may have in connection with this Lease.

29

48. Definitions. “Landlord,” as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. “Tenant” shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant’s assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

49. Construction of this Agreement. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. Time is of the essence of this Lease.

50. No Estate In Land. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a right of use, not subject to levy or sale, and not assignable by Tenant except with Landlord’s consent.

51. Paragraph Titles; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

52. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

53. Waiver of Jury Trial. Landlord and Tenant shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any statutory remedy.

54. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

55. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

56. Authority. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of

30

entity, that Tenant is qualified to do business in the state where the Building is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. In the event any such representation and warranty is false, all persons who execute this Lease shall be individually, jointly and severally, liable as Tenant. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

57. Intentionally Omitted.

K.	Special State/Local Law Requirements/Special Stipulations.

58. OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies, and warrants to Landlord that Tenant is not: (1) in violation of any Anti-Terrorism Law; (2) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods, or services to or for the benefit of any Prohibited Person; (3) dealing in, or otherwise engaging in, any transaction relating to any property or interest in property blocked pursuant to Executive Order No. 13224; (4) engaging in or conspiring to engage in any transaction that evades or avoids, had the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (5) a Prohibited Person, nor are any of its partners, members, managers, officers, or directors a Prohibited Person. As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering, or anti-money laundering activities, including, without limitation, Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein, “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism”, as the same may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (OFAC) at its official website, http://www.treas.gov/ofac/tl 1 sdn.pdf, or at any replacement website or other official publication of such list from time to time. “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as the same may be amended from time to time. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in full force and effect on the date hereof and throughout the Term of the Lease (and any extension thereof) and that any breach thereof shall be a default under the Lease (not subject to any notice or cure period) giving rise to Landlord’s remedies, including but not limited to forcible eviction, and Tenant hereby agrees, to the maximum extent permitted by applicable Law, to defend, indemnify, and hold harmless Landlord and the Landlord Indemnified Parties from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures, and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certification, and warranties.

31

59. State or Local Law Provisions. The State/Local Law Provisions, if any, attached hereto as Exhibit “F” are modifications to the terms of this Lease and, if conflicting, such State/Local Law Provisions shall control in the event of any conflict with the other provisions of this Lease or any exhibits hereto.

60. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit “G” are modifications to the terms of this Lease and, if conflicting, such Special Stipulations shall control in the event of any conflict with the other provisions of this Lease or any exhibits hereto.

32

EXHIBIT “A”

PROPERTY

LOT 1 OF INTERNATIONALE CENTRE UNIT 23, BEING A SUBDIVISION OF PART OF THE NORTHWEST 1/4 OF SECTION 24, AND PART OF THE SOUTHWEST 1/4 OF SECTION 13, TOWNSHIP 37 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, RECORDED APRIL 14, 1999 AS DOCUMENT NUMBER R99-047672 AND CERTIFICATE OF CORRECTION RECORDED APRIL 30, 1999 AS DOCUMENT R99-055202, IN WILL COUNTY, ILLINOIS.

A-1

EXHIBIT “A-I”

PREMISES

2501 Davey Road

Woodridge, IL

NEW CLEAN ROOM EQUIPMENT ACCESS & STORAGE ROOM TO BE CONSTRUCTED AS PART OF ELEVANCE PREMISES
TEMPORARY CLEAN ROOM EQUIPMENT ACCESS & STORAGE AREA
SECOND FLOOR
FIRST FLOOR
N

BUILDING DATA

GROSS BUILDING AREA		104,673 S.F.
GROSS RENTABLE AREA		103,241 R.S.F.
COMMON AREA (YELLOW)		7,884 S.F.
USABLE AREA		95,357 S.F.
R/U FACTOR		1.08268
ELEVANCE RENEWABLE SCIENCES, Inc.		
First Floor - north	57,657 s.f.	
Second Floor	11,298 s.f.	
Warehouse Storage Space	570 s.f.	
ELEVANCE Total	69,525 x1.08268=75,273 R.S.F.	
VACANT SUITE		
West	11,797 s.f.	
East	14,035 s.f.	
Vacant Total	25,832 x 1.08268 =	27,968 R.S.F.

LEGEND

- ELEVANCE RENEWABLE SCIENCES, INC
- COMMON AREA
- VACANT SUITE AREA

2501 Davey Road ~ LEASE EXHIBIT 'A-1'

SCALE Not to Scale DATE 06/03/11

SILVA ARCHITECTS

ARCHITECTURE PLANNING INTERIORS

A-1-1

EXHIBIT “B”

(WORK LETTER)

To induce Tenant to enter into the Lease (to which this Exhibit “B” is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1. Landlord, at Landlord’s sole cost and expense, shall construct, or cause to be constructed, leasehold improvements to the Premises (the “Work”) set forth on Schedule 1 attached hereto. Landlord shall prepare, or cause to be prepared, if required, working drawings for the construction of the standard building items and improvements, adequate in detail to perform the Work and shall have mechanical (sprinkler, air conditioning, heating, electrical and plumbing) drawings prepared by Landlord’s mechanical engineer covering mechanical elements of the Work (together with Schedule 1 attached hereto and the preliminary layout, the drawings are referred to as the “Plans”). The Plans (and any modifications thereof) shall comply with all governmental standards, regulations and requirements and shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld).

2. Any other work desired by Tenant, and approved by Landlord (which approval shall not be unreasonably withheld), shall be performed by Tenant’s contractors at Tenant’s sole cost and expense. If Tenant desires any work in addition to the Work described in Section 1 hereof (“Additional Work”), Tenant shall cause the necessary drawings, plans and specifications for the Additional Work to be prepared, or shall submit to Landlord or Landlord’s agent (at Tenant’s sole cost and expense) the necessary drawings, plans and specifications for the Additional Work within five (5) days of submission of the Plans to Tenant for approval. Notwithstanding the foregoing, Tenant shall be permitted to construct, or cause to be constructed, at Tenant’s sole cost and expense, certain leasehold improvements to the Premises set forth on Schedule 2 attached hereto.

3. Tenant shall have the right to enter the Premises prior to the Commencement Date of the Term of the Lease in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy. Such right is conditioned upon Tenant and its agents, contractors, employees and invitees working in harmony and not interfering with Landlord and its agents, contractors and employees in doing the Work and the Additional Work or for other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon 24 hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay the rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s work and installations made in the Premises or to properties placed therein prior to the Commencement Date of the term of the Lease, the same being at Tenant’s sole risk.

4. Substantial completion of the Initial Landlord Work shall be deemed to occur on the date when the Initial Landlord Work has been completed (except for punchlist items which do not materially, adversely affect Tenant’s use) and a Certificate of Occupancy has been issued for the Premises. Landlord and Tenant shall participate in a walk-through inspection of the Premises within five (5) days after Landlord notifies Tenant that the Initial Landlord Work has been substantially completed (and Tenant’s failure to do so shall be deemed a waiver of Tenant’s right to conduct such inspection and Tenant’s acceptance of the Premises). The parties shall identify in writing any unfinished Initial Landlord Work or other “punchlist” items necessary for final completion of the Initial Landlord Work within such 5-day period, and neither party shall unreasonably withhold, condition, or delay approval concerning any such items. Landlord shall use commercially reasonable efforts to complete any such unfinished Initial Landlord Work, other punch list items, and the “Additional Landlord Work” identified on Schedule 1 attached hereto within ninety (90) days thereafter, subject to force majeure and delays attributable to the acts or omissions of Tenant or Tenant’s officers, agents, employees, contractors, licensees, or representatives. In addition, Landlord shall construct the “Clean Room Equipment Access & Storage Room” identified on Exhibit “A-l” attached to the Lease within one hundred eighty (180) days after the Commencement Date. During such one hundred eighty (180) day period, Tenant shall be permitted to use the “Temporary Clean Room Equipment Access & Storage Area” identified on Exhibit “A-1” of the Lease. If the substantial completion of the Premises by Landlord is delayed due to any act or omission of Tenant or Tenant’s representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any drawings or estimates or in giving any authorization or approval, the Premises shall be deemed substantially completed on the date when the Work would have been substantially completed but for such delay.

SCHEDULE 1

Schedule 1

Landlord Base Building Work and Repairs

HVAC/MECHANICAL SYSTEM REPAIRS

#	REPAIR	DESCRIPTION
1.)	Trane Chiller #2

Reclaim & recover the R-22 refrigerant from compressor circuit.*

Replace compressor*

Provide liquid line filter dryer & compressor crankcase heater.*

Perform leak test to solder joints, pressure test, evacuate system, start compressor & charge refrigerant to A/C system.*

2.)	Trane Unit 3B	Furnish & install 3 condenser fan motors, motor rain shields, & condenser fan blades.*

3.)	Trane Unit 2B	Furnish & install 1 new condenser fan motor, motor rain shield & condenser fan blade.*

4.)	Trane RTU#5	Furnish & install 1 new condenser fan motor, motor rain shield, & a condenser fan blade.*

5.)	Trane RTU#10	Furnish & install 2 condenser fan motors, motor rain shields, & condenser fan blades.*

6.)	Trane RTU#12	Replace defective maxitrol gas regulator & check operation.*

7.)	Trane Chiller #1	Replace defective Taco chilled water pump motor.*

8.)	18 VAV boxes	Replace all air filters*

9.)	Labs 2, 3, 4, 7 & 8	• Repair leaks in referenced lab areas** • Furnish & install new fittings to repair leaks.**

10.)	Boiler #1	• Repair interior refractory brick**

11)	VAV Box 4 VAV Box 5 VAV Box 9	• Replace 3 admin fan powered control valves if not working.*

12)	Cafeteria Rotunda	• Replace 2 wall mounted thermostats if not working.*

NOTE:

Proposed repairs based on service inspection performed by ENVIRO Mechanical on May 11, 2011, should further repairs be required during the start-up of the HVAC units, said repairs shall be completed at Landlord’s sole cost and expense.

ELECTRICAL REPAIRS/MAINTENANCE

1.)	RELAMP	Re-lamp only the outages in all of the interior and exterior fixtures, excluding the outside dock flammable storage area, including exit signs, recessed cans, compact fluorescent dome fixtures, & T-8’s.*

NOTE: Additional work such as ballasts, sockets, starters, wiring, etc. that require additional work will be done on a time & material basis.

ROOF REPAIRS

1.)	Repair and install flashing membrane on 18 skylights.	East & West Office Areas*

2.)	Install self adhering EPDM membrane to standing seams, if necessary to prevent active leaking.	RTU-2 and RTU-3**

EAST RECEIVING DOCK LEVELER

1.)	East receiving dock stall	Repair east dock leveler**

EXTERIOR DOOR REPLACEMENT/MODIFICATIONS

1.)	Main Entrance Vestibule/Two door sets ADA accessibility	Replace 2 sets of doors** Replace door closures** Landlord to provide preliminary door repairs to accommodate ADA compliance.*

2.)	Employee Entrance	Replace one set of double doors and closures**

3.)	Cafeteria	Replace one set of double doors and closures**

4.)	Main Administration Lobby East Exit	Replace one set of double doors and closures**

5.)	Library	Replace one set of double doors and closures**

SUSPENDED CEILING TILE REPLACEMENT

Water stained and broken ceiling tiles to be replaced.*

Any mold discovered during ceiling tile replacement shall be promptly remediated.

COSMETIC REPAIRS/PAINTING

Provide drywall repair and/or painting to areas that show previous water damage.**

CHEMICAL STORAGE CABINETS

Remove chemical storage cabinets located in the Warehouse Storage Space.*

*	Initial Landlord Work as defined in the lease.
**	Additional Landlord Work as defined in the lease.

SCHEDULE 2

Remove four (4) conference rooms, replace with workstation furniture
Install upper & lower cabinets, sink, icemaker and dishwasher in pantry
Install ten (10) sinks ■ and (4) dishwashers ○ in labs in approximate locations indicated. Repair and/or re-place floors in affected areas.
Remove and drywall door openings on two sides of room, replace cabinetry, and carpet floor. To be used as mother's room. Add door to storage rm. 131 from corridor 126.
New shower and changing room
SCB
WALSH
Walsh Construction
SYMBOL LEGEND
KEY PLAN
MedChem Research, Inc.
ISSUE FOR CONSTRUCTION - 03.17.00
PARTIAL FIRST FLOOR POWER & DATA PLAN: NORTH
ID4.1
1999030
NOTE: BUILDING CONTINUED ON SHEET ID4.2
1 FIRST FLOOR PLAN

Add two doors with card readers. All other doors into 2nd floor office space to be locked.
1 SECOND FLOOR PLAN

SCB
Solomon Cordwell Buenz & Associates Inc.

WALSH
Walsh Construction

NOTES

SYMBOL LEGEND

KEY PLAN

ISSUE FOR CONSTRUCTION - 03.17.00

MediChem Research, Inc.

PARTIAL SECOND FLOOR POWER & DATA PLAN: NORTH

1999030

ID4.3

EXHIBIT “C”

SUBSTANTIAL COMPLETION/ACCEPTANCE LETTER

Date

Re:	Lease dated as of , , by and between Landlord, and , as Tenant, for rentable square feet at the Building located at .

Dear                    :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1. The Commencement Date of the Term of the Lease is                     ;

2. The Termination Date of the Term of the Lease is                     .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,	Agreed and Accepted:

Tenant:
Property Manager

By:

Name:

Title:

Address:

C-1

EXHIBIT “D”

RULES AND REGULATIONS

1. Tenant will not place any signs on the Property without Landlord’s prior written consent. All signage must comply with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. No advertisements, pictures or signs of any sort may be displayed on or outside the Premises without the prior written consent of Landlord. Landlord has the right to remove any such unapproved item without notice and at Tenant’s expense.

2. Tenant may not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

3. All window coverings and window films or coatings installed by Tenant and visible from outside of the Building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections may be attached to the outside walls of the Building.

4. Tenant may not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

5. Tenant may not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant may not permit cooking in or about the Premises other than in microwave ovens.

6. Tenant may not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

7. Tenant may not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8. Tenant will park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant will not unreasonably interfere with traffic flow within the Property and loading and unloading areas of other tenants.

9. Storage of propane tanks, whether interior or exterior, will be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, will be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant will protect electrical panels and building mechanical equipment from damage from forklift trucks.

10. Tenant will not disturb, solicit or canvas any occupant of the Building or Property and will cooperate to prevent same.

11. No person may go on the roof of the Building without Landlord’s permission except to perform obligations under its lease.

D-1

12. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

13. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building will be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant will cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

14. All goods, including material used to store goods, delivered to the Premises of Tenant will be immediately moved into the Premises and will not be left in parking or exterior loading areas overnight.

15. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

16. Forklifts which operate on asphalt paving areas may not have solid rubber tires and may use only tires that do not damage the asphalt.

17. Tenant will be responsible for the safe storage and removal of all pallets. Pallets will be stored behind screened enclosures at locations approved by the Landlord.

18. Tenant will be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse will be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Premises or on the Property.

19. Tenant may not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise is allowed in the parking lots or other common areas. Notwithstanding the foregoing, Tenant shall have rights to utilize the assigned dedicated areas in the common areas as identified for Tenant’s use by Landlord.

20. Tenant will appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual “Red Tag Alert” system including weekly visual inspection of all sprinkler system valves on or within the Premises. Tenant will provide Landlord access to fire protection and any related communications equipment in the Premises at all times.

D-2

EXHIBIT “E”

FORM OF LETTER OF CREDIT

            , 2011

Jeffrey Perpich, not individually but

as Receiver for 2501 W. Davey Road,

Woodridge, Illinois

c/o Grubb & Ellis Company

500 West Monroe Street, Suite 2900

Chicago, Illinois 60661

IRREVOCABLE LETTER OF CREDIT NO.

Original Expiration Date:             , 20

Gentlemen:

We hereby establish our irrevocable Letter of Credit in favor of Jeffrey Perpich, not individually but as Receiver for 2501 W. Davey Road, Woodridge, Illinois (“Beneficiary”) for the account of Elevance Renewable Sciences, Inc., a Delaware corporation, for the sum not exceeding U.S. One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00).

This Letter of Credit is available against your draft drawn on us bearing the clause “Drawn Under                  Bank,                     ,                  L/C No.                      .”

We hereby agree with the drawers that draft(s) drawn under and in compliance with the terms of this letter of credit will be duly honored upon presentation at this office located at Fifth Third Bank Trade Services, 5050 Kingsley Drive, MD 1MOCBR, Cincinnati, OH 45263.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for a period of one (1) year from the initial expiration date stated above or any future expiration date hereof, unless at least sixty (60) days prior to the then expiration date, we mail you our written notice, by U.S. registered or certified mail, proper postage prepaid and return receipt requested, or via nationally-recognized commercial overnight delivery service, informing you that the Letter of Credit will no longer be automatically extended beyond the then current expiration date.

This Letter of Credit is transferable from time to time; any transfer request shall be effected by presentation to the issuer of the attached transfer form accompanied by the original of this Letter of Credit, provided that the holder hereof shall not incur any fees to the issuer as a condition to any such transfer.

Partial Drawings and reductions are permitted.

E-1

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES/ISP98, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 590.

Name of Bank

By:
Name:
Title:

E-2

EXHIBIT “F”

STATE/LOCAL LAW PROVISIONS

None.

F-1

EXHIBIT “G”

SPECIAL STIPULATIONS

61. Intentionally Omitted.

62. Governmental Incentives. Except for any real estate tax related incentives, abatements, or refunds (which shall be shared by Landlord and Tenant on a prorata basis determined by Tenant’s Share), Tenant shall be entitled to 100% of the benefit of any governmental incentives or approvals obtained by Tenant in connection with its use and occupancy of the Premises for the uses permitted under this Lease from any federal, state, or local unit of government.

63. Right of First Refusal. Subject to the terms and provisions of this Section 63, Tenant shall have and is hereby granted a right of first refusal (the “Right of First Refusal”) over any space in the Building (such space being referred to herein as the “ROFR Space”) effective as of the Availability Date (as hereinafter defined), which Right of First Refusal shall be exercised as follows:

A. If at any time during the Term, Landlord is prepared to issue to a third party a letter of intent or lease proposal for any ROFR Space, or Landlord has received a bona fide written offer from a third party to lease any ROFR Space which Landlord intends to accept, Landlord shall give written notice thereof (the “ROFR Notice”) to Tenant, which ROFR Notice shall specify the date on which such ROFR Space will be made available to Tenant for occupancy (the “Availability Date”) and all of the terms of such letter of intent, lease proposal or offer. Tenant shall thereafter deliver written notice to Landlord of Tenant’s exercise of its Right of First Refusal to add the ROFR Space to the Premises on the terms and conditions set forth in the ROFR Notice no later than seven (7) days following Tenant’s receipt of such ROFR Notice (“Tenant’s Exercise Notice”). If Tenant fails to deliver Tenant’s Exercise Notice to Landlord within such 7-day period, Tenant shall be deemed, subject to the provisions of this sentence as hereinafter provided, to have irrevocably waived its Right of First Refusal hereunder with respect to the ROFR Space, and Tenant’s Right of First Refusal shall be deemed null, void and of no further force or effect with respect to the ROFR Space. Time is of the essence in the giving of Tenant’s Exercise Notice hereunder.

B. In the event Tenant validly exercises its Right of First Refusal hereunder, the ROFR Space shall be included in the Premises, subject to all of the terms and conditions of the Lease, as amended hereby, with the following exceptions and modifications:

(i) The rentable area of the Premises shall be increased by the rentable area of such ROFR Space;

(ii) Tenant’s Share shall be increased to reflect the rentable area of such ROFR Space;

(iii) The term of the demise covering such ROFR Space shall be as set forth in the ROFR Notice, and if such term is less than Tenant’s existing expiration, Tenant shall have the option to make it coterminous with Tenant’s Lease;

(iv) Tenant shall accept such ROFR Space with any Tenant Improvement Allowance or value of build-out contemplated in the ROFR terms, if any.

(v) Base Rent for the ROFR Space shall be at the rate set forth in the ROFR Notice (and shall be subject to escalation thereafter at the same time and in the same manner as provided in such ROFR Notice);

(vi) In addition to the Base Rent applicable thereto, Tenant shall be required to pay Tenant’s Share of Operating Expenses and Taxes, Additional Rent and Utility Costs in connection with the ROFR Space; and

(vii) Provided Tenant validly exercises its Right of First Refusal hereunder in writing, Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Taxes, and Additional Rent with respect to the ROFR Space shall commence on the Availability Date set forth in the ROFR Notice.

C. In the event Tenant exercises its Right of First Refusal as herein provided, the ROFR Space shall become a part of the Premises for all purposes of this Lease, and any reference in the Lease to the term “Premises” shall be deemed to refer to and include any such ROFR Space, except as expressly provided otherwise in the Lease.

D. Any termination of the Lease during the Term, as the same may be modified or extended, shall terminate all rights hereunder. The Right of First Refusal is personal to Elevance Renewable Sciences, Inc. and may not be exercised by or for the benefit of any assignee, subtenant, or any other party. Tenant’s right to exercise its Right of First Refusal hereunder is further subject to the following conditions: (i) that on the date Tenant delivers Tenant’s Exercise Notice, and on the Availability Date, Tenant is not in default under any of the terms, covenants or conditions of the Lease; and (ii) that Tenant shall not have assigned this Lease in whole or in part, or sublet all or any portion of the Premises, at the time Tenant delivers Tenant’s Exercise Notice to Landlord hereunder.

E. In the event Tenant exercises its Right of First Refusal under this Section 63, Tenant shall execute and deliver to Landlord a lease amendment setting forth the terms applicable to the ROFR Space within forty-five (45) days of the exercise of such Right of First Refusal by Tenant.

64. Option to Extend. Subject to the terms and provisions of this Section 64, Tenant shall have and is hereby granted the option to extend the Term of this Lease for the entirety of the Premises for two (2) additional periods of five (5) years each commencing on the day after the expiration of the Term, or the First Extended Term, as the case may be, and ending on the last day of the sixtieth (60th) full calendar month thereafter (each such period being referred to herein as the “First Extended Term” and the “Second Extended Term”, respectively, and sometimes as the “Extended Term”), which option (each, an “Extension Option”) shall be exercised as follows:

A. The Extension Option shall be exercised by Tenant by giving binding written notice (the “Extension Notice”) to Landlord on or before, but not later than, the date that is twelve (12) months before the Expiration Date or the expiration of the First Extended Term, as the case may be (the “Extension Option Exercise Date”). In the event that Tenant fails to deliver Tenant’s Extension Notice to Landlord on or before the Extension Option Exercise Date, Tenant shall be deemed to have irrevocably waived its Extension Option hereunder, and this Section 63 shall become null and void and of no further force or effect. Tenant shall have no right to exercise the second Extension Option if Tenant does not exercise the first Extension Option.

B. The Extended Term shall be on the same terms, covenants and conditions of this Lease, excluding the provisions of this Section 64, and except for the Base Rent payable during the Extended Term. Tenant shall have no further right or option to extend the Term of this Lease beyond the Second Extended Term. Any termination of this Lease during the original Term hereof or during the First Extended Term shall terminate all rights under this Section 64. In addition to the Base Rent as hereinafter provided, Tenant shall and hereby agrees to continue to pay to Landlord during the Extended Term Tenant’s Share of Operating Expenses and Taxes and Additional Rent and any other sums due and payable under this Lease in accordance with the provisions hereof.

C. The Base Rent during the Extended Term shall be the Market Rental Rate (as hereafter defined). “Market Rental Rate” shall mean the net rental, as of the date for which such Market Rental Rate is being calculated, per annum per rentable square foot for comparable space of comparable size for a similar term for fully credit-worthy tenants by reference to comparable space in the Building, and in other buildings comparable to the Building in age and quality in the suburban Chicago, Illinois marketplace, but excluding those leases where the tenant has an equity interest in the property. Upon not less than thirty (30) days’ written request from Tenant, Landlord shall advise Tenant in writing (“Landlord’s Notice”), and at least thirty (30) days prior to the Extension Option Exercise Date, of the Market Rental Rate at which Landlord is prepared to offer the Premises to Tenant for the Extended Term. In the event Tenant notifies Landlord within fifteen (15) days after receipt of notice of Landlord’s determination of Market Rental Rate that Tenant disagrees with Landlord’s determination, then the Market Rental Rate shall be determined in accordance with the following arbitration procedures:

(i) Within five (5) days after the receipt of Tenant’s notice, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rental Rate. If the higher of such estimate is not more than one hundred five percent (105%) of the lower of such estimates, then the Market Rental Rate shall be the average of the two estimates. Otherwise, within five (5) days after such exchange of estimates, either Landlord or Tenant may submit the question to arbitration in accordance with clause (ii) below, by delivery of written notice to the other exercising such right within such five (5) day period.

(ii) Within seven (7) days after receipt of such notice submitting the question to arbitration, Landlord and Tenant shall select, to act as an arbitrator, an independent MAI appraiser with experience in real estate activities, including at least ten (10) years’ experience in appraising office and research and development space, with a laboratory component, in the Chicago metropolitan area. If the parties cannot agree on such an appraiser, each party shall then within a period of seven (7) days thereafter select an independent MAI appraiser meeting the previously-described criteria, and within a third period of seven (7) days after the appointment of the last of the two appraisers to be appointed, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria. If one party shall fail to make an appointment of an appraiser within the foregoing seven (7) day period, then the appraiser chosen by the other party shall choose the other two appraisers.

(iii) Once the appraiser (or appraisers if the parties cannot agree on a single appraiser) has been selected as provided in clause (ii) above, then, as soon thereafter as practicable but in any case within ten (10) days after the selection of such appraiser(s), the single appraiser shall make a determination of Market Rental Rate (“Appraised Rent”) or if the parties cannot agree on a single appraiser, all three of such appraisers shall independently determine the Market Rental Rate (each such independent determination of the Market Rental Rate shall be called an “Independent Appraised Rent”). The two closest Independent Appraised Rents shall then be averaged and such average shall be the “Average Appraised Rent”. The appraiser (or appraisers, as the case may be) shall then select one of the two estimates of Market Rental Rate submitted by Landlord and Tenant pursuant to Section 64(c)(i), which shall be the one that is closer to the Appraised Rent or Average Appraised Rent, as the case may be. Landlord and Tenant agree that the estimates submitted by Landlord and Tenant to each other shall not be furnished to the appraiser(s) until the appraiser(s) have informed Landlord and Tenant of the Appraised Rent or Average Appraised Rent, as the case may be, as determined by them. The value so selected shall be the Market Rental Rate. The decision of the appraiser(s) as to the Market Rental Rate shall be submitted in writing to, and be final and binding on, Landlord and Tenant. Landlord and Tenant shall share equally the costs of the appraisers who participated in the foregoing procedure.

D. The Extension Option is personal to Tenant (and any party resulting from a Permitted Transfer as defined in Section 44 of this Lease) and may not be exercised by or for the benefit of any other party, nor shall such Extension Option extend to any assignee, subtenant or any other party. It shall be a condition of Tenant’s right to exercise the Extension Option that Tenant is not in default under any of the terms, covenants or conditions of this Lease at the time that Tenant delivers Tenant’s Extension Notice or upon the effective date of such Extension Option.

E. In the event Tenant exercises its Extension Option under this Section 64, Landlord and Tenant shall execute and deliver to the other party hereto a mutually acceptable lease amendment setting forth the terms of such Extension Option within thirty (30) days following the exercise thereof by Tenant.

65. Termination Option. Subject to the terms and conditions of this Section 65, Tenant shall have and is hereby granted the one-time option to terminate this Lease (the “Termination Option”) effective on the first (1st) day of Lease Year 10 (the “Early Termination Date”), which Termination Option shall be exercised by Tenant as follows:

(a) Tenant shall deliver binding written notice to Landlord of Tenant’s exercise of such Termination Option (“Tenant’s Termination Notice”) on or before, but not later than, the date that is eighteen (18) months before the commencement of Lease Year 10 (the

“Termination Option Exercise Date”), and in the event Tenant fails to deliver Tenant’s Termination Notice on or before the Termination Option Exercise Date, Tenant shall be deemed to have irrevocably waived the Termination Option hereunder, and the same shall be null, void and of no further force or effect; and

(b) Tenant shall pay to Landlord a termination fee (the “Termination Fee”) in the amount equal to the sum of (i) two (2) months of the Base Rent then payable by Tenant immediately prior to the Early Termination Date, and (ii) the unamortized cost of rent abatements, the Allowance, and brokerage commissions incurred by Landlord in connection with this Lease (which costs shall be amortized over the Term hereof at a rate of eight percent (8%) per annum). Tenant shall pay fifty percent (50%) of the Termination Fee to Landlord concurrently with the delivery of Tenant’s Termination Notice and the remaining fifty percent (50%) of the Termination Fee on the Early Termination Date.

Tenant’s exercise of the Termination Option is further subject to the condition that Tenant is not in default under any of the terms, covenants or conditions of this Lease at the time of delivery to Landlord of Tenant’s Termination Notice or upon the Early Termination Date. Tenant shall deliver the Premises to Landlord on or before the Early Termination Date in accordance with the terms and conditions of this Lease the same as if such Early Termination Date were the original Expiration Date of this Lease.

66. Existing Furniture, Equipment and Fixtures. Subject to the terms and conditions hereof, Landlord shall provide Tenant with the right and license to use during the Term and any extension thereof, on an “AS IS” basis and at Tenant’s sole risk, cost, and expense and without additional charge therefor (except as hereinafter provided), the existing furniture, equipment (including security system equipment) and fixtures set forth on Exhibit “H” attached hereto and made a part hereof, which is currently located in the Premises (collectively, the “Existing Furniture, Equipment and Fixtures”). Except as expressly set forth below, any and all costs and expenses of moving, relocating, installing, maintaining, and repairing such Existing Furniture, Equipment and Fixtures shall be the sole responsibility of Tenant and Landlord shall have no liability therefor. In the event that the Building becomes occupied by other tenants, Tenant shall continue to be entitled to the exclusive use of the existing emergency generator; provided, however, that Landlord shall be entitled to use such existing emergency generator for the Building’s emergency and life safety systems. Nothing contained herein shall be deemed a representation, warranty, or guaranty by or from Landlord as to the condition, value, utility, or title of the Existing Furniture, Equipment and Fixtures, or any portion thereof, and Landlord hereby expressly disclaims any and all warranties in connection with the Existing Furniture, Equipment and Fixtures, including, without limitation, warranties of title, quality, merchantability, and fitness; provided, however, that Landlord represents to Tenant that, to the actual knowledge of Landlord as of the date hereof, Landlord has the right to license the use of the Existing Furniture, Equipment and Fixtures to Tenant upon, and subject to, the terms and conditions set forth herein. Tenant shall maintain the Existing Furniture, Equipment and Fixtures in substantially the same condition as existing as of the date hereof, ordinary wear, casualty and condemnation excepted, and will surrender the Existing Furniture, Equipment and Fixtures to Landlord upon the expiration or earlier termination of the Term or any extension thereof in substantially the same condition as existing as of the date hereof, ordinary wear, casualty and condemnation excepted, and otherwise in accordance with the terms and provisions of this Lease. On or before the Commencement Date, Tenant shall provide Landlord with written notice identifying which items of the Existing Furniture only Tenant desires to be removed from the Premises and Landlord shall reasonably promptly remove the same at Landlord’s cost and expense. Promptly thereafter, Landlord and Tenant shall prepare a mutually acceptable list setting forth the items of Existing Furniture, Equipment and Fixtures Tenant has elected to use in the Premises during the Term.

67. Outside Dock Flammable Storage Area. Tenant shall have, at no additional cost, the right to use that certain space located on the outside dock of the Building, as shown on Exhibit “I” attached hereto (the “Outside Dock Flammable Storage Area”). Tenant shall use the Outside Dock Flammable Storage Area for purposes of storing Tenant’s equipment and materials of the type customarily used by Tenant in the operation of its business, and for no other purposes, and all of the other provisions of this Lease shall apply to Tenant’s use of the Outside Dock Flammable Storage Area. Tenant’s use of the Outside Dock Flammable Storage Area shall further be subject to such reasonable rules and regulations as Landlord from time to time may promulgate on a non-discriminatory basis. Tenant agrees to accept the Outside Dock Flammable Storage Area on an “AS IS” basis, without representation or warranty on the part of Landlord to perform any improvements therein. In the event that the Building becomes occupied by other tenants and any of such tenants require use of the Outside Dock Flammable Storage Area, then any of such tenants shall be entitled to use no more than 50% of the Outside Flammable Storage Area, and Landlord shall then become responsible for all costs associated with separately demising Tenant’s share of the Outside Flammable Storage Area and all costs of maintaining and repairing such space as part of Operating Expenses of the Building.

68. Gas Storage Pad. Tenant shall have, at no additional cost, the right to use that certain space located on the outside dock of the Building, as shown on Exhibit “I” attached hereto (the “Gas Storage Pad”). Tenant shall use the Gas Storage Pad for purposes of storing Tenant’s equipment and materials of the type customarily used by Tenant in the operation of its business, and for no other purposes, and all of the other provisions of this Lease shall apply to Tenant’s use of the Gas Storage Pad. Tenant’s use of the Gas Storage Pad shall further be subject to such reasonable rules and regulations as Landlord from time to time may promulgate on a non-discriminatory basis. Tenant agrees to accept the Gas Storage Pad on an “AS IS” basis, without representation or warranty on the part of Landlord to perform any improvements therein.

69. Rooftop Equipment. Upon the written request of Tenant at any time during the Term hereof, and subject in all events to the availability of adequate space therefor from time to time, Tenant shall have the non-exclusive right, in accordance with applicable Laws, to operate, maintain, repair, replace and remove certain rooftop equipment (collectively, the “Rooftop Equipment”), subject to the following terms, conditions and limitations: (i) the location of the Rooftop Equipment shall be on the roof of the Building in such location as Landlord shall reasonably direct (and shall occupy no more than Tenant’s Share of the total available roof space), and Tenant agrees that in the event Landlord requires the relocation of the Rooftop Equipment after it has been installed, Tenant agrees to relocate the same, at Landlord’s sole cost and expense, to a new location on the Building’s roof reasonably designated by Landlord, unless such relocation is necessary to comply with applicable Laws, in which event such relocation shall be at Tenant’s sole cost and expense; (ii) except as provided in the foregoing clause, the installation, operation, maintenance, repair, replacement and removal of the Rooftop Equipment, and any attendant costs and expense, shall be the sole responsibility of Tenant; (iii) Tenant shall screen the Rooftop Equipment in a manner satisfactory in all respects to Landlord so as to preserve the aesthetics and architectural harmony of the Building; (iv) prior to the installation of any such device, Tenant shall obtain, at its sole cost and expense, all approvals, permits and licenses required by any regulatory body having authority over the installation or operation of the Rooftop Equipment and shall deliver evidence of the same to Landlord; (v) Tenant shall use contractors reasonably approved by Landlord for the installation, maintenance and removal of the Rooftop Equipment (provided that any penetrations through the Building’s roof shall, at Landlord’s option, only be performed by Landlord’s roofing contractor at Tenant’s sole cost and expense); (vi) upon the expiration or earlier termination of this Lease (but in any event, prior thereto), Tenant shall, upon Landlord’s request, remove the Rooftop Equipment and repair, to Landlord’s reasonable satisfaction, any damage caused by such installation, use or removal at Tenant’s sole cost and expense, and restore those portions of the roof affected thereby to the condition existing prior to such installation; (vii) Tenant and all other third parties shall be prohibited from accessing or using the Building’s roof for any purpose not permitted in this Lease, without Landlord’s prior written consent; (viii) Tenant shall not sublet, license or otherwise permit any other party to use the Rooftop Equipment, nor engage in the reselling of any services associated with the Rooftop Equipment, it being acknowledged and agreed that the Rooftop Equipment may only be utilized for use by Tenant; (ix) neither Tenant nor any agent, employee or contractor of Tenant shall have access to the Building’s roof without having given Landlord at least one (1) business day’s advance notice, and without being accompanied, at Tenant’s cost, by a representative of Landlord; and (x) such Rooftop Equipment shall not interfere with the communication or other systems of Landlord or other tenants of the Property. The size, type and location of the Rooftop Equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld so long as such Rooftop Equipment and the placement thereof does not adversely affect the structural integrity of the roof or any material provisions of Landlord’s roof warranty. Landlord’s consenting to the installation of the Rooftop Equipment at the Building is in no way to be interpreted as any representation by Landlord that such Rooftop Equipment will conform with applicable Laws, or relieve Tenant of its obligation to obtain the necessary consents, licenses or other approvals necessary to install and operate such Rooftop Equipment. Tenant further agrees (a) to cause its insurance required hereunder to be extended to include the Rooftop Equipment, and (b) that Tenant’s waiver and indemnity obligations hereunder shall extend to any loss, liability or claim resulting from the installation, operation, maintenance and removal of such Rooftop Equipment. Landlord shall not impose any fees or rental costs for said roof rights.

70. Warehouse Storage Space. Tenant shall have the right to use that certain space located in the warehouse of the Building, as shown on Exhibit “I” attached hereto (the “Warehouse Storage Space”), which Warehouse Storage Space shall comprise a portion of the Premises. Tenant shall use the Warehouse Storage Space for purposes of storing Tenant’s equipment and materials of the type customarily used by Tenant in the operation of its business, and for no other purposes, and all of the other provisions of this Lease shall apply to Tenant’s use of the Warehouse Storage Space. Tenant’s use of the Warehouse Storage Space shall further be subject to such reasonable rules and regulations as Landlord from time to time may promulgate on a non-discriminatory basis. Tenant agrees to accept the Warehouse Storage Space on an “AS IS” basis, without representation or warranty on the part of Landlord to perform any improvements therein.

71. Additional Rights Reserved to Landlord. At any time from and after the date hereof, Landlord shall have the right at its sole cost and in its sole discretion and upon thirty (30) days’ written notice to Tenant (except as expressly set forth below), to:

(a) Relocate the existing corridor leading from the Premises to the loading area of the Building. Any such relocation shall continue to provide non-exclusive access for Tenant from the Premises to the loading area of the Building unless Landlord has theretofore provided Tenant with access to a separate loading dock and warehouse in another location in the Building.

(b) Recapture, in multiple configurations, the portion of the Premises located near the South entrance of the Building and more particularly depicted on Exhibit “M” attached hereto (the “Recapture Space”) for the purposes of converting such space into a space to be occupied solely by other tenants of the Building or into a common area of the Building available for use by all tenants or occupants of the Building; provided that Landlord shall provide substitute space located on the east side of the Building to Tenant consisting of square footage substantially comparable to the space recaptured and more particularly depicted on Exhibit “M” attached hereto.

(c) Upon ninety (90) days’ written notice to Tenant, build a new loading dock adjacent to the Premises as shown on Exhibit “O” attached hereto and recapture the portion of the Premises shown on Exhibit “O” attached hereto, including without limitation the Warehouse Storage Space.

(d) Cause the Tenant to relocate the Outside Dock Flammable Storage Area in the event that Landlord desires to add parking spaces, expand the Building, or build a new Building. Landlord shall provide a substitute location comprising a minimum of 400 square feet and shall be responsible for the costs associated with dismantling and removing the initial Outside Dock Flammable Storage Area. Tenant shall be responsible for all costs of design and construction of new Outside Dock Flammable Storage Area. Landlord shall provide ninety (90) days’ written notice to Tenant prior to dismantling the Outside Dock Flammable Storage Area.

(e) Grant rights to other tenants of the Building to use the common dock area portions of the Building.

72. Landlord Access to Building Systems. Landlord shall have the right, for the benefit and use of other tenants of the Building, to access and tap into any and all Building systems used by Tenant whether or not located in the Premises, including, without limitation, any and all fiber optic lines, bulk liquid nitrogen tanks, glycol chilling systems, foam suppression systems, and dry chemical systems.

73. Receiver’s Authority to Enter into Lease. Tenant acknowledges, understands and agrees that Landlord has the authority to enter into this Lease pursuant to an order entered on May 10, 2012, by the Circuit Court of the Twelfth Judicial Circuit, Will County, Illinois in case number 11 CH 0694. A copy of such order is attached hereto as Exhibit “N”.

EXHIBIT “H”

EXISTING FURNITURE, EQUIPMENT AND FIXTURES

H-1

2501 DAVEY ROAD FURNITURE SCHEDULE

Exhibit H

May 24, 2011

COMPLETE PARTITION CUBICLES

AREA	#	LOCATION
1ST FLOOR ADMINISTRATION	-20-	ROOMS 110, 118, 119
2ND FLOOR ADMINISTRATION	-20-	ROOMS 207, 218, 219
EAST SCIENTIST OFFICE AREA	-58-	ROOM 141
WEST SCIENTIST OFFICE AREA	-58-	ROOM 140
I.T. SERVER STAFF ROOM	-2-	ROOM 168

TOTAL COMPLETE PARTITION CUBICLES:	158

COMPLETE PRIVATE OFFICES

AREA	#	LOCATION
1ST FLOOR ADMINISTRATION	-9-	ROOMS 109, 111, 113, 116, 117, 120, 121, 137, 139
2ND FLOOR ADMINISTRATION	-6-	ROOMS 206, 208, 209, 210, 213, 215

TOTAL COMPLETE PRIVATE OFFICES	15

COMPLETE CONFERENCE ROOMS

AREA	#	LOCATION
1ST FLOOR ADMINISTRATION	-3-	ROOMS 211, 214, 217
2ND FLOOR ADMINISTRATION	-3-	ROOMS 211, 214, 217
EMPLOYEE CORRIDOR	-2-	ROOMS 134, 136

COMPLETE CONFERENCE ROOMS	8

AUDITORIUM

AREA	#	LOCATION	SEATS
1ST FLOOR ADMINISTRATION	-1-	ROOM 106	SEATING CAPACITY 68

1

COMPLETE CAFETERIA/BREAKROOM

AREA	#	LOC.	SEATS
1ST FLOOR ADMINISTRATION	-1-	ROOM 132	SEATING CAPACITY 78
EMPLOYEE CORRIDOR BREAKROOM	-1-	ROOM 171	SEATING CAPACITY 8

LIBRARY

AREA	#	LOCATION	SEATS
EMPLOYEE CORRIDOR	-2-	ROOM 174, 175	SEATING CAPACITY 18

2

2501 Davey Road, Woodridge

May 24, 2011

Chemical Fume Hood Schedule

Hood #	Asset #	Location	Type	Sash Type	Model #
MCR-100	DC1703	Lab One	6’ Bench	Comb.	H07
MCR-101	DC1704	Lab One	6’ Bench	Comb.	H07
MCR-102	DC1705	Lab One	6’ Bench	Comb.	H07
MCR-103	DC1706	Lab Two	6’ Walk-In	Comb.	H32
MCR-104	DC1707	Lab Two	6’ Bench	Comb.	H07
MCR-105	DC1708	Lab Two	6’ Bench	Comb.	H07
MCR-106	DC1709	Lab Three	6’ Bench	Comb.	H07
MCR-107	DC1710	Lab Three	6’ Walk-In	Comb.	H32
MCR-108	DC1711	Lab Three	6’ Bench	Comb.	H07
MCR-109	DC1712	Lab Three	6’ Bench	Comb.	H07
MCR-110	DC1713	Lab Four	6’ Bench	Comb.	H07
MCR-111	DC1714	Lab Four	6’ Bench	Comb.	H07
MCR-112	DC1715	Lab Four	6’ Bench	Comb.	H07
MCR-113	DC1716	Lab Four	6’ Bench	Comb.	H07
MCR-114	DC1717	Lab Four	6’ Bench	Comb.	H07
MCR-115	DC1718	Lab Four	6’ Walk-In	Comb.	H32
MCR-116	DC1719	Lab Four	6’ Bench	Comb.	H07
MCR-117	DC1720	Lab Five	8’ Walk-In	Modified	H32
MCR-118	DC1721	Lab Five	6’ Bench	Comb.	H07
MCR-119	DC1722	Lab Five	6’ Bench	Comb.	H07
MCR-120	DC1723	Lab Five	8’ Walk-In	Comb.	H32
MCR-121	DC1724	Lab Five	8’ Walk-In	Comb.	H32
MCR-122	DC1725	Lab Six	6’ Bench	Full	H05
MCR-123	DC1726	Lab Six	6’ Bench	Full	H05
MCR-124	DC1727	Lab Six	6’ Bench	Full	H05
MCR-125	DC1728	Lab Six	6’ Bench	Full	H05
MCR-126	DC1729	Lab Seven	6’ Bench	Full	H05
MCR-127	DC1730	Lab Seven	6’ Bench	Full	H05
MCR-128	DC1731	Lab Seven	6’ Bench	Full	H05
MCR-129	DC1732	Lab Seven	6’ Bench	Full	H05
MCR-130	DC1733	Lab Eight	6’ Bench	Comb.	H07
MCR-131	DC1734	Lab Eight	6’ Walk-In	Comb.	H32
MCR-132	DC1735	Lab Eight	6’ Bench	Comb.	H07
MCR-133	DC1736	Lab Eight	6’ Bench	Comb.	H07
MCR-134	DC1737	Lab Eight	6’ Bench	Comb.	H07
MCR-135	DC1738	Lab Eight	6’ Bench	Comb.	H07

1

MCR-136	DC1739	Lab Eight	6’ Bench	Comb.	H07
MCR-137	DC1740	Lab Nine	6’ Bench	Comb.	H07
MCR-138	DC1741	Lab Nine	6’ Bench	Comb.	H07
MCR-139	DC1742	Lab Nine	6’ Bench	Comb.	H07
MCR-140	DC1743	Lab Nine	6’ Bench	Comb.	H07
MCR-141	DC1744	Lab Nine	6’ Walk-In	Comb.	H32
MCR-142	DC1745	Lab Nine	6’ Bench	Comb.	H07
MCR-143	DC1746	Lab Nine	6’ Bench	Comb.	H07
MCR-146	DC1747	Lab Ten	6’ Bench	Comb.	H07
MCR-147	DC1748	GMP Lab 1	8’ Walk-In	Modified	H32
MCR-148	DC1749	GMP Lab 2	8’ Walk-In	Modified	H32
MCR-149	DC1750	GMP Lab 3	8’ Walk-In	Modified	H32
MCR-150	DC1751	GMP Lab 4	6’ Walk-In	Comb.	H32

2

2501 DAVEY ROAD EXISTING IMPROVEMENTS

May 24, 2011

1.)	OFFICE FURNITURE	SEE ATTACHMENT “2501 DAVEY ROAD FURNITURE SCHEDULE” April 10, 2011
2.)	LABORATORY CABINETRY AND CHEMICAL FUME HOODS	SEE ATTACHMENT “FUME HOOD SCHEDULE” LABORATORIES 142, 143, 144, 145, 146, 147, 148, 149, 150 & 151 ARE 1,800 SQ. FT. EACH AND ARE COMPLETELY FURNISHED. GMP LABS 1, 2, 3 & 4 ARE ALSO FURNISHED AND MEASURE IN TOTAL 1,800 SQ. FT.
3.)	ADT SECURITY SYSTEM	INCLUDES 13 CAMERA LOCATIONS, EXTERIOR AND INTERIOR DOOR ACCESS SYSTEMS
4.)	FLAMMABLE MATERIALS STORAGE AREA	INCLUDES TWO HAZ-STOR FLAMMABLE STORAGE UNITS AND OUTSIDE SHELVING SYSTEM. THE AREA IS UNDER ROOF AND CONTAINED BY 8’ TALL FENCING
5.)	TELEPHONE SYSTEM	INTER-TEL TELEPHONE SYSTEM IS IN PLACE/ROOM 167
6.)	FIBER OPTIC SYSTEM	FIBER OPTIC SYSTEM IS IN PLACE/ROOM167
7.)	AUDIO/VISUAL SYSTEM	AUDIO/VISUAL SYSTEM IS IN PLACE/ROOM 106B
8.)	100 AMP BACK-UP GENERATOR	ONANS CUMMINGS GENERATOR LOCATED ON ROOF AND IN SERVICE. NATURAL GAS POWERED WITH TRANSFER SWITCH LOCATED IN ROOM 176
9.)	PLANT AIR COMPRESSORS	TWP INGERSOL-RAND AIR COMPRESSORS LOCATED IN ROOM 191

EXHIBIT “I”

OUTSIDE DOCK FLAMMABLE STORAGE AREA, WAREHOUSE STORAGE SPACE,

AND GAS STORAGE PAD

2501 Davey Road

Woodridge, IL

OUTSIDE DOCK FLAMMABLE STORAGE AREA
ELEVANCE WAREHOUSE STORAGE SPACE
FENCED GAS STORAGE PAD

AREA SHOWN

KEY PLAN

LEGEND

- ELEVANCE RENEWABLE SCIENCES, INC
- COMMON AREA
- VACANT SUITE AREA

EXTERIOR AREAS SHOWN PER AERIAL PHOTOGRAPHY NOT VERIFIED IN FIELD

N

2501 Davey Road ~ LEASE EXHIBIT 'I'

SCALE Not to Scale DATE 06/03/11

SILVA ARCHITECTS

ARCHITECTURE PLANNING INTERIORS

I-1

EXHIBIT “J”

RESERVED PARKING SPACES

2501 Davey Road

Woodridge, IL

Davey Road
30 RESERVED
PARKING
STALLS
N

2501 Davey Road ~ LEASE EXHIBIT 'J'

SCALE Not to Sclae DATE 06/03/11

SILVA ARCHITECTS

ARCHITECTURE PLANNING INTERIORS

J-1

EXHIBIT “K”

LOCATION OF EXTERIOR BUILDING SIGNAGE

2501 Davey Road

Woodridge, IL

LOCATIONS OF EXTERIOR
BUILDING SIGNAGE
OPTION 2
OPTION 1

WEST ELEVATION

2501 Davey Road ~ LEASE EXHIBIT 'K'

SCALE Not to Scale DATE 05/24/11

SILVA ARCHITECTS
ARCHITECTURE PLANNING INTERIORS

K-1

EXHIBIT “L”

INTENTIONALLY OMITTED

L-1

EXHIBIT “M”

RECAPTURE AND SUBSTITUTE SPACE

2501 Davey Road

Woodridge, IL

RECAPTURE SPACE
SUBSTITUTE SPACE
N

SECOND FLOOR

FIRST FLOOR

BUILDING DATA

GROSS BUILDING AREA		104,673 S.F.
GROSS RENTABLE AREA		103,241 R.S.F.
COMMON AREA (YELLOW)		8,568 S.F.
USABLE AREA		94,673 S.F.
R/U FACTOR		1.0905
ELEVANCE RENEWABLE SCIENCES, Inc.		
First Floor - north	57,158 s.f.	
Second Floor	11,298 s.f.	
Warehouse Storage Space	570 s.f.	
ELEVANCE Total	69,026 x 1.0905 = 75,273 R.S.F.	
VACANT SUITE		
West	13,065 s.f.	
East	12,582 s.f.	
Vacant Total	25,647 x 1.0905	= 27,968 R.S.F.

LEGEND

ELEVANCE RENEWABLE SCIENCES, INC

COMMON AREA

VACANT SUITE AREA

2501 Davey Road ~ LEASE EXHIBIT 'M'

SCALE Not to Scale DATE 06/03/11

SILVA ARCHITECTS

ARCHITECTURE PLANNING INTERIORS

100 E. HIGHLAND AVE. SUITE 102

ELGIN, IL 60120

M-1

EXHIBIT “N”

COURT ORDER

N-1

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

WILL COUNTY, ILLINOIS

U.S. Bank, N.A., as successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007 -C6,	No: 11 CH 0694

Plaintiff,

V.	Honorable Richard Siegel

Woodridge Holdings LLC, an Oregon limited liability company, d/b/a Woodridge Holdings of Oregon LLC; Big T-Woodridge LLC, a Delaware limited liability company; Big T Investments, L.L.C., an Oregon limited liability company; Poehner, Dillman & Mahalik, Inc., an Illinois corporation; Beary Landscape Management, Inc., an Illinois corporation; Francis W. Kucer, an individual; Unknown Owners; and Non-Record Claimants,

Defendants.

AGREED ORDER AUTHORIZING RECEIVER’S FIRST REPORT, AUTHORIZING

ALL DISBURSEMENTS UNDER THE FIRST REPORT, AUTHORIZING THE

RECEIVER TO ENTER INTO LONG-TERM LEASES, AND AUTHORIZING THE

RECEIVER TO EMPLOY COUNSEL AND OTHER PROFESSIONALS

Chicago, Illinois	)
May 10, 2011)

THIS MATTER COMING ON TO BE HEARD upon: (i) approval of the First Report of Brian K. Lantz’s, not individually but as receiver (the “Receiver”) for 2501 W. Davey Road, Woodridge, Illinois (the “Property”); (ii) Receiver’s Motion to Employ Counsel and Special Counsel (the “Employ Motion”); and (iii) Receiver’s Motion For Authority to Enter into Long-Term Leases (the “Lease Motion” and with the Employ Motion, the “Motions”); due written notice of the Motions having been provided to all parties entitled thereto; no objection to the Motions having been raised; the Plaintiff and Woodridge Holding, LLC having agreed to the relief requested in the Motions; and this Court being well advised in the premises;

IT IS HEREBY ORDERED THAT:

A. The Receiver’s First Report is approved, and all disbursements are authorized, including but not limited to the Receiver’s fees, the Receiver’s attorneys’ fees and the Receiver’s management fees;

B. The Receiver’s Motions are granted;

C. The Receiver is authorized to retain Grubb & Ellis Management Services, Inc. as his management firm, pursuant to the agreement attached to the First Receiver’s Report;

D. The Receiver is authorized to retain Grubb & Ellis, Inc. as his leasing agent, pursuant to the agreement attached to the First Receiver’s Report;

E. The Receiver is authorized to retain Silva Architects, LTD as his architect, pursuant to the agreement attached to the First Receiver’s Report;

F. The Receiver is authorized to employ Frank/Gecker, LLP (“F/G”) as his counsel, retroactive to February 24, 2011;

G. The monthly fees of F/G will be subject to approval as part of the Receiver’s Reports;

H. The Receiver is authorized to employ Quarles and Brady (“Q&B”) as his special counsel for the limited purpose of drafting leases for the Property, retroactive to April 21, 2011;

I. The Receiver is authorized to pay to Q&B at the rate of $275.00 per hour to $550 per hour, with a cap on fees and expenses of $3,500.00;

J. The fees of Q&B will be subject to approval as part of the Receiver’s Reports;

K. The Receiver is authorized to enter into long-term leases for the Property without further order of this Court, provided that Woodridge Holdings, LLC (the “Owner”) and U.S. Bank, N.A., as successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, provide written confirmation that any such long-term lease is acceptable;

L. To the extent that the Owner withholds written approval of any long-term lease, the Receiver is authorized to file a motion seeking further Court approval for the lease upon three (3) days facsimile and e-mail notice;

M. The Receiver’s Second Report is due on or before July 5, 2011; and

N. Hearing on the Receiver’s Second report is set for July 12, 2011 at 9.30 a.m.n Court room 129.

Dated: , 2011	ENTERED:
JUDGE

Prepared by:

Zane L. Zielinski

FRANK/GECKER LLP

325 North LaSalle Street

Suite 625

Chicago, Illinois 60654

Telephone:         (312) 276-1400

Facsimile:           (312) 276-0035

zzielinski@fgllp.com

ARDC No. 6278776

Counsel for the Receiver

EXHIBIT “O”

LOADING DOCK SPACE

2501 Davey Road

Woodridge, IL

NEW MASONRY DUMPSTER ENCLOSURE
RECAPTURE SPACE
NEW LOADING DOCK ADDITION WITH DEPRESSED CONCRETE RAMP & RETAINING WALLS
SUBSTITUTE SPACE
RECAPTURE SPACE
SECOND FLOOR
FIRST FLOOR
N

BUILDING DATA

GROSS BUILDING AREA			105,022 S.F.
GROSS RENTABLE AREA			103,587 R.S.F.
COMMON AREA (YELLOW)			5,027 S.F.
USABLE AREA			98,558 S.F.
R/U FACTOR			1.051
ELEVANCE RENEWABLE SCIENCES, Inc.			
First Floor	59,839 s.f.		
Second Floor	11,298 s.f.		
ELEVANCE Total	71,137 x 1.051	=	74,765 R.S.F.
VACANT SUITE			
Vacant Total	27,421 x 1.051	=	28,819 R.S.F.

LEGEND

- ELEVANCE RENEWABLE SCIENCES, INC
- COMMON AREA
- VACANT SUITE AREA

2501 Davey Road ~ LEASE EXHIBIT 'O'

SCALE Not to Scale DATE 06/03/11

SILVA ARCHITECTS

ARCHITECTURE PLANNING INTERIORS

O-1

EXHIBIT “P”

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of             , 20     (the “Effective Date”), between U.S. Bank National Association, as Trustee, successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 (“Mortgagee”), and Elevance Renewable Sciences, Inc., a Delaware corporation (“Tenant”).

A. Woodridge Holdings LLC, an Oregon limited liability company and Big T- Woodridge LLC, a Delaware limited liability company (collectively, “Owner”) own the real property located at 2501 West Davey Road, Woodridge, Illinois (such real property, including all buildings, improvements, structures and fixtures located thereon, shall be hereinafter referred to as the “Owner’s Premises”), as more particularly described on Exhibit A attached hereto.

B. Mortgagee is the holder of a loan (the “Loan”) to Owner, which Loan is secured, in part, by that certain Mortgage, Security Agreement and Fixture Filing dated June 8, 2007, in favor of LaSalle National Association (“Original Lender”) recorded June 20, 2007 as Document Number 2007093869 and re-recorded September 13, 2007 as Document Number 2007137410, in the Real Estate Records of Will County, Illinois, which was assigned to Mortgagee by Assignment of Mortgage, Security Agreement and Fixture Filing and Assignment of Assignment of Leases and Rents and Assignment of Assignment of Leases and Rents dated July 31, 2007 and recorded November 7, 2007 as Document Number 2007162319 in the Real Estate Records of Will County (as amended, increased, renewed, extended, spread, consolidated, severed, restated or otherwise changed from time to time, the “Mortgage”).

C. The Mortgage is part of a mortgage pool known as the Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, for which, pursuant to a Pooling and Servicing Agreement dated July 1, 2007, U.S. Bank National Association as successor to Wells Fargo Bank, National Association is the Trustee; and CWCapital Asset Management LLC, is the Special Servicer.

D. Owner’s Parcel has been under the auspices of a court appointed receiver since March 22, 2011 (“Receiver”).

E. Pursuant to that certain Industrial Lease Agreement dated as of             , 2011, (the “Lease”), Receiver has demised to Tenant a portion of Owner’s Premises as described in the Lease (the “Tenant’s Premises”).

F. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Owner’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.	DEFINITIONS

The following terms shall have the following meanings for purposes of this Agreement.

1.1 Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Owner becomes owner of Owner’s Premises; or (c) delivery by Owner to Mortgagee (or its designee or nominee) of a deed or other conveyance of Owner’s interest in Owner’s Premises in lieu of any of the foregoing.

1.2 Former Owner. A “Former Owner” means Owner and any other party that was owner under the Lease at any time before the occurrence of any attornment under this Agreement.

1.3 Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense claim, counterclaim, reduction, deductions or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from landlord’s breach or default under the Lease.

1.4 Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

1.5 Successor Owner. A “Successor Owner” means any party that becomes owner of Owner’s Premises as the result of a Foreclosure Event.

1.6 Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction, arising (whether under the Lease or under applicable law) from landlord’s breach or default under the Lease.

2.	SUBORDINATION.

The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgages and all advances made under the Mortgage.

3.	NON-DISTURBANCE; RECOGNITION AND ATTORNMENT

3.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated, Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage, unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Owner or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2 Non-Disturbance and Attornment. If the Lease has not been terminated when Successor Owner takes title to the Owner’s Premises: (a) Successor Owner shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Owner shall be bound to Tenant under all of the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Owner as Tenant’s direct landlord under the Lease as modified by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease in accordance with its terms (except as provided in this Agreement) between Successor Owner and Tenant.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Owner or Tenant to execute any further documents. Tenant and Successor Owner shall, however, confirm the provisions of this Article in writing upon written request by either of them.

4.	PROTECTION OF SUCCESSOR OWNER.

Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Owner shall not be liable for or bound by any of the following matters:

4.1 Prepayments. Any payment of Rent that Tenant may have made to Former Owner more than thirty (30) days before the date such Rent was first due and payable under the Lease, unless such prepayment was actually delivered to Mortgagee.

4.2 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Owner owed to Tenant or (b) with respect to any security deposited with Former Owner, unless such security was actually delivered to Mortgagee.

4.3 Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s prior written consent.

4.4 Surrender, Etc. Any consensual or negotiated surrender, cancellations or termination of the Lease, in whole or in part, agreed upon between landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.5 Casualty; Condemnation. Any obligation of Former Owner to restore the Owner’s Premises, including the Tenant’s Premises, except to the extent of insurance proceeds or condemnation awards actually received by Mortgagee after the deduction of all costs and expenses incurred in obtaining such proceeds or awards, and subject to the terms of the Mortgage with respect to the disposition of such proceeds or awards.

5.	EXCLUSION OF SUCCESSOR OWNER.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Owner’s obligations and liability under the Lease shall never extend beyond Successor Owner’s (or its successors’ or assigns’) interest, if any, in Owner’s Premises from time to time, Successor Owner’s interest in the Lease and the proceeds from any sale or other disposition of Owner’s Premises by Successor Owner (collectively, “Successor Owner’s Interest”). Tenant shall look exclusively to Successor Owner’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Owner under the Lease as modified by this Agreement.

6.	MORTGAGEE’S RIGHT TO CURE.

6.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2 Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond any cure period provided to landlord under the Lease in which to cure the breach or default by landlord. Mortgagee shall have no obligation to cure any breach or default by landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3 Extended Cure Period. In addition, as to any breach or default by landlord the cure of which requires possession and control of Owner’s Premises, Mortgagee’s cure period shall continue for such additional time as Mortgagee may reasonably require to either (a) obtain possession and control of Owner’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default; however in no event shall such extended cure period be more than one hundred and twenty (120) days beyond any cure period provided to landlord under the Lease.

7.	RENT PAYMENT NOTICES.

From and after Tenant’s receipt of written notice from Mortgagee (a “Rent Payment Notice”), Tenant shall pay all Rent to Mortgagee or as Mortgagee shall direct in writing, until such time as Mortgagee directs otherwise in writing. Tenant shall comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion from Owner. Mortgagee’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (a) cause Mortgagee to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by landlord unless and until any attornment has occurred pursuant to this Agreement; or (b) relieve landlord of any obligations under the Lease.

8.	MISCELLANEOUS.

8.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items and shall be delivered to Mortgagee or Tenant (applicable) at the addresses set forth below. Notices shall be effective upon receipt.

If to Tenant:	Elevance Renewable Sciences, Inc. 2501 W. Davey Road Woodridge, Illinois 60440

If to Mortgagee	c/o CWCapital Asset Management LLC 7501 Wisconsin Avenue, Suite 500 West Bethesda, MD 20814 Attn: Marilyn Lucas

With a copy to:	Scott B. Greene, Esquire Perkins Coie 131 South Dearborn Street, Suite 1700 Chicago, Illinois 60603-5559

8.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Owner and its successors and assigns. If Mortgagee assigns the Mortgage, upon delivery to Tenant of written notice thereof all liability of the assignor shall terminate.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4 Interaction with Lease. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Owner, including upon any attornment pursuant to this Agreement.

8.5 Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Owner provided for in this Agreement.

8.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Owner’s Premises is located excluding its principles of conflict of laws.

8.7 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

8.8 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the-same instrument.

8.9 Mortgagee’s Authority. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.

8.10 Tenant Authority. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.

MORTGAGEE

U.S. Bank National Association, as Trustee, successor to Wells Fargo Bank, N.A., as Trustee for the registered holders of Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6

By: CWCapital Asset Management LLC, solely in its capacity as Special Servicer

By:

Name:

Title:

TENANT

Elevance Renewable Sciences, Inc.

By:

Name:

Title:

Owner consents and agrees to the terms of the foregoing Agreement, which was entered into at Receiver’s and Tenant’s request. The foregoing Agreement shall not alter, waive or diminish any of Owner’s obligations under the Mortgage. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a non-disturbance agreement with Tenant.

OWNER

Woodridge Holdings LLC, an Oregon limited liability company

By:
Name:
Title:

Big T-Woodridge LLC, a Delaware limited liability company

By:
Name:
Title:

Dated:             , 2011

EXHIBIT “Q”

INTENTIONALLY OMITTED

Q-1